Exhibit 4.26.2

APPENDIX No. 1

to Agency Agreement

(Form 2)

No. 213/24-206 dated March 1, 2006

AGREEMENT

The City of __________________________	Date: ____________	200__

Rostelecom, Open Joint-Stock Company for
Long-Distance and International Telecommunications
License for provision of long-distance and International
telecommunications No. 29777)

_______ ), represented by __________________________ “__________________________”, acting on behalf of and commissioned by OAO Rostelecom on the grounds of the agreement concluded between _________________, and OAO Rostelecom, No. _______ dated _______ hereinafter referred to as “Rostelecom”, represented by ____________________________ , authorized to act by Power of Attorney dated ______________ No. ________________, on the one part, and hereinafter referred to as the “Operator” represented by

______________________________________, authorized to act by __________________________________________ on the other part, have concluded the following Agreement:

1                      Terms and Definitions

In this Agreement the following terms and definitions have the following meanings if not otherwise indicated by this Agreement:

1.1                       “Agreement” means the Agreement including all Appendices, Revisions, Addenda and Additional Agreements.

1.2                       “Operator’s numbering area” means the numeration resource of the integrated telecommunications network of the Russian Federation, allotted to the Operator, identified by the code of the geographically determined numbering area.

1.3                       “License of Rostelecom” means the long-distance and international telecommunications license of OAO Rostelecom No. 29777 of 11.12.2003 on the grounds of which Rostelecom renders the Users its services.

1.4                       “Accrued income” means payments to the Operator by the Users for the Services rendered by Rostelecom to the Users in the corresponding month.

1.5                       “Accounting period” means the period of one calendar month during which the telecommunications were rendered to the Users.

1.6                       “Users” are the persons, including the Operator’s users, ordering and/or using the Services via the Operator.

1.7                       “Billing period” means a calendar month following the Accounting period.

1.8                       “Tariff” means the Service unit cost charged to the User.

1.9                       “Long-distance telecommunications Tariff” means the Service unit cost charged to the User for the long-distance telecommunication services.

1.10                 “International telecommunications Tariff” means the Service unit cost charged to the User for the international telecommunication services.

1.11                 “Long-distance telecommunications” means the services of telecommunications between the Users of the Operator’s numbering area and the Users of other zones of the geographically determined and undetermined numbering areas (including the Users of other Operator’s numbering areas).

1.12                 “International telecommunications” means the services of telecommunications between the Users of the Operator’s numbering area and the Users located on the territory of another country.

1.13                 “Services” means jointly “Long-distance telecommunications” and “International telecommunications” rendered to the Users by Rostelecom.

1.14                 The “Parties” means jointly OAO Rostelecom and the “Operator”.

2                      Subject Matter of the Agreement

2.1                       Rostelecom commissions and the Operator undertakes the obligation to fulfill for a consideration, on behalf of, and at the expense of Rostelecom, legal and other actions indicated in paragraph 3.3.1. hereunder concerning settlement of accounts with the Users for the Services rendered.

2.2                       The Operator undertakes the obligation to render to Rostelecom the services indicated in paragraph 3.3.2. of the Agreement concerning settlement of accounts with the Users for the Services rendered, and Rostelecom is obliged to pay consideration for the Operator’s services.

3                      Obligations of the Parties

3.1                       Rostelecom undertakes the responsibility:

3.1.1                        In accordance with Section 4 hereunder, to pay broker’s fee to the Operator for the performance of the actions indicated in paragraph 3.3.1. hereunder.

3.1.2                        In accordance with the procedure indicated in Section 9 hereunder, to cover the Operator’s expenses incurred in connection with the fulfillment of their obligations indicated in paragraph 3.3.1. hereunder, under the Agreement.

3.1.3                        In accordance with Section 4 hereunder, to pay consideration for the Operator’s services indicated in paragraph 3.3.2. hereunder.

3.1.4                        In order to organize the claim and action proceedings by the Operator, in accordance with paragraph 3.3.1.6. of the Agreement, to issue, if needed, a power of attorney for the Operator to represent the penalties of Rostelecom in court, with the right of power transfer.

3.1.5                        To issue a power of attorney for the Operator to represent the penalties of Rostelecom in court and in order to ensure the Operator’s invoicing management in accordance with paragraph 3.3.1.5. of the Agreement, with the right of delegation of power.

3.1.6                        To inform the Operator about the introduction of new Tariffs in accordance with the procedure indicated in Section 7 hereunder.

3.1.7                        To provide information and documentation necessary for the fulfillment of the commission and/or rendering of Services under the Agreement.

3.2                       Rostelecom has a right:

3.2.1                        To control the accuracy of the fulfillment of the Agreement by the Operator on the grounds of the Check-up procedure in accordance with Appendix No. 7.

3.2.2                        To decrease the scope of the Operator’s obligations on the fulfillment of the commission under the Agreement, with the corresponding decrease by the Parties of the consideration for the commission and/or service rendered.

3.2.3                        To demand from the Operator the transfer of the payments amounts due to Rostelecom for the services rendered on the basis of the indications of the Operator’s communication gear, calculating the volume of the services rendered.

3.3                       The Operator undertakes the following obligations:

3.3.1                        To perform on behalf of, and at the expense of Rostelecom the following actions:

3.3.1.1                         In the Billing period to present (compose and provide) the bills on behalf of Rostelecom, for the Services rendered to the Users. The bills must be presented to the Users before the 12th day of the Billing period, indicating the total amount of payment and the dates of rendering of each type of telecommunications, their volume and the cost of each service type, as well as the reminder that the User must pay for the Services within 15 days from the moment of issue of the bill. The bills are issued to the Users on the basis of the indications of the Operator’s communication gear. The bills for the Services rendered to the Users must be based on the Tariffs set by Rostelecom, and taking into consideration the Tariff change by Rostelecom within the context of one-time arrangements.

3.3.1.2                         To receive on their account amounts of payment from the Users for the Services rendered by Rostelecom.

3.3.1.3                         To recover debts of the Users, arising in connection with nonpayment for the Services rendered, including the performance of claim and action proceedings against the Users connected with the payment for the Services rendered to the Users and connected with rendering of Services.

3.3.1.4                         To manage invoicing in accordance with the procedure indicated in Appendix No. 4 hereunder.

3.3.1.5                         To perform the claims and action proceedings with the Users upon the issues concerning the quality of the Services rendered to the Users by Rostelecom.

3.3.1.6                         To conclude agreements with the Users—legal entities for the rendering of Services in accordance with Appendix No. 11.

3.3.1.7                         To render information and reference services to the Users.

3.3.2                       To render the following services to Rostelecom:

3.3.2.1                         To suspend the access of the corresponding Users of the Operator to the Services until the complete fulfillment of their obligations upon the Service payments. The Operator must suspend the access of the User to the Services of Rostelecom if the User fails to pay for the Services rendered to them by Rostelecom within more than 30 days after the expiry of the payment term, in accordance with Appendix No. 1 hereunder.

3.3.2.2                         To manage the billing (registration and tarification) of the Users’ outgoing long-distance and international calls. To perform the registration of the Services rendered to the Users, with the help of their communication gear. By the Service tarification, to apply the corresponding VAT rate in accordance with the procedure indicated in Appendix No. 4 hereunder;

3.3.2.3                         To organize and perform the delivery of the issued bills and invoices to the Users. To compose second copies of the invoices, to provide their storage for the period of 4 years from the date of issue. To provide the issue of second certified copies upon request of Rostelecom or third parties in statutory cases within three (3) working days by fax and fifteen (15) working days by post upon receipt of the corresponding demand.

3.3.2.4                         To draw up and present to Rostelecom the documentation for business accounting, taxation and statistical purposes specified by the Agreement.

3.3.2.5                         To provide the storage of the basic documents, namely, bills, invoices presented to the Users, billing data in accordance with the current law and the Operator’s inner regulations on documentation storage terms, but no fewer than five years from the date of issue. To present the originals or copies of the basic documents upon request of Rostelecom or third parties in statutory cases within three (3) working days by fax and ten (10) working days by post upon receipt of the corresponding demand.

3.3.2.6                         To inform the Users officially about the Services and Tariffs in accordance with the current law and the Operator’s notification regulations.

3.3.2.7                         To draw up and present to Rostelecom the documents indicated in Sections 1 and 2 of Appendix No. 4, as well as documents indicated in Appendix No. 10 of the Agreement, in accordance with the procedure indicated in the mentioned Appendices.

3.3.3                       To present to Rostelecom reports on fulfillment of the commission in accordance with the form specified in Appendix No. 3, within the terms and upon the conditions specified by the Agreement.

3.3.4                       To provide the fulfillment of the Users’ obligations for Rostelecom for Service payment in accordance with the procedure indicated in Section 5 hereunder.

3.3.5                       To fulfill other obligations of the Operator specified by the Agreement and the current law of the Russian Federation.

3.4                       The Operator has the following rights:

3.4.1                       To demand the fulfillment by the Users of their obligations on Service payment. To engage third parties for Service rendering.

3.4.2                       To receive from Rostelecom the information and documentation required for the fulfillment of the commission and/or rendering of the services under the Agreement.

3.5                       The Parties undertake the following obligations:

3.5.1                       By the fulfillment of the conditions of the Agreement - to be guided by the current law of the Russian Federation.

3.5.2.                    To maintain the confidential character of the conditions and provisions of the Agreement, as well as any physical, technical, economic and financial information concerning each of the Parties and the subject of the Agreement (“Confidential information”), and not to divulge the like information to third persons without the consent of the other Party hereunder, excluding the cases when such divulgence is required in accordance with the law of the Russian Federation or the law of the United States of America (concerning the corresponding Party). Regardless of the aforesaid, each of the Parties hereto has the right to divulge the Confidential information to their employees provided the recipient of the like information is instructed to maintain the confidential character of the former. As concerns any divulgence of the Confidential information, the Article is valid within (three) years from the expiry of the Agreement on any grounds.

4                      Parties’ Settlement

4.1                       The mutual settlement between the Parties are performed monthly, on the basis of the Agreement, the report of the fulfillment of the agency commission of Rostelecom sent by the Operator to Rostelecom in accordance with paragraph 3.3.3. (hereinafter - “Report”), and the Acceptance Act for of the Services rendered (hereinafter - “Act”).

4.2                       The consideration, the service costs and the amount of the consideration payments are calculated in accordance with the procedure specified in Appendix No. 2 hereunder. The mutual payments of the Parties are calculated as follows:

4.2.1                       The Operator performs the transfer to Rostelecom of the total Accrued income within the term no later than the last day of the month of the Billing period, for the services of the long-distance and international telecommunication services by Rostelecom to the Users during the accounting month. The amount of the Accrued income is determined on the basis of the Report.

4.2.2                       The Operator has the right to deduct from the regular payment to Rostelecom:

4.2.2.1                         the amounts of the consideration payments for the performance of the actions indicated in paragraph 3.3.1. hereunder. The sums indicated are calculated on the basis of the Report.

4.2.2.2                         service payments indicated in paragraph 3.3.2. hereunder. The sum indicated is calculated on the basis of the Acceptance Act for the Services rendered.

4.2.2.3                         refund of the expenses connected with the fulfillment by the Operator of the agency commission in accordance with Appendix No. 2 hereunder.

4.3                       The Report is drawn up in accordance with the form presented in Appendix No. 3. The Statement of acceptance of the Services rendered is drawn up in accordance with the form presented in Appendix No. 5 of the Agreement. The Operator presents the Report and the Act to Rostelecom within the term no later than the 5th day of the Billing period. Together with the Report, the Operator sends to Rostelecom the invoice indicating the amount of consideration and the cost of the services rendered.

4.4                       Rostelecom considers the Report and the Act and confirms/signs them. Together with the signing of the Report, Rostelecom presents to the Operator the bill for the amount of the Accrued income in accordance with the confirmed Report.

4.5                       Should any comments arise to the Report or Act presented by the Operator, Rostelecom notifies the Operator about the data discrepancy of the current Report within the period of 5 days upon receipt of the corresponding documentation. At that, Rostelecom confirms/signs the Report and Act with comments, and the Parties settle the accounts on the amount of the undisputed sum.

4.6                       In order to eliminate the shortcomings of the Report, the Parties conduct negotiations within the period of one month and perform a reconciliation/detailed elaboration of the data of the Parties. In accordance with the results of the revision, the Troubleshooting Report is signed by the Parties, and, if required, a new account of payments is made in the Billing periods that follow. The signing by the Parties of the Troubleshooting Report also means the confirmation of the Operator’s Report by Rostelecom. In case of need the Parties make a new account of payments in the Billing periods that follow.

4.7                       Not being limited by the conditions mentioned in paragraph 4.6. hereunder, in case of detection by one of the Parties of unreliable Report data provided, the Party that detects the aforementioned discrepancy notifies immediately the other Party about this fact. The Parties conduct negotiations in order to eliminate the data discrepancy within the period of one month from the moment of the detection of the unreliable data provided. In case of need the Parties make a recalculation of payments in the Billing periods that follow.

4.8                       The signing of the Report by Rostelecom also means the confirmation of fulfillment of cross obligations of Rostelecom on the payment to the Operator of the consideration and the refund of charges of the Operator during their fulfillment of commission under the Agreement and the obligations of the Operator on the transfer to Rostelecom of the payments by the Users for the Services rendered.

4.9                       By the last day of the Billing period the Operator transfers to Rostelecom the payments in the amount of the Accrued income in accordance with the Agency Report with the deduction of the sums indicated in paragraph 4.2. hereunder. At that, the payment amounts transferred by the Operator securing the guarantee of the fulfillment by the Users of their obligations on Service payment, concerning the Service payments with respect to which the 0% VAT rate was applied, are transferred by a separate payment order in accordance with the procedure specified in Section 2 of Appendix No. 4 of the Agreement.

4.10                 The date of fulfillment of the Operator’s monetary obligations is the date of receipt of payments on the correspondent account of the service bank of Rostelecom.

4.11                 All payments by the Users are to be charged to the Operator’s accounts.

4.12                 Quarterly and upon necessity Rostelecom and the Operator perform the inspection of mutual settlements. The Reconciliation Report of Mutual Settlements is drawn up by the penaltyed party in two counterparts and signed by the authorized representatives of the Parties. The Party receiving the Reconciliation Report of Mutual Settlements must sign the Reconciliation Report of Mutual Settlements or present its objections concerning the reliability of the information contained in it within the period of twenty (20) days from the date of dispatch of the Reconciliation Report of Mutual Settlements.

4.13                 The Parties agree that, if the total amount of payments transferred by the Operator to Rostelecom in accordance with paragraph 4.2. hereunder for the corresponding Billing period and the total amount of the obligations of Rostelecom on the consideration for the actions identified in paragraph 3.3.1. and the services identified in paragraph 3.3.2. of the Agreement and the refund of charges of the Operator during the same period, in the aggregate exceeds the sum received by the Operator from the Users for the Services rendered during the same Billing period, in the case of the like excess of the payments transferred by the Operator to Rostelecom (hereinafter - “Collateral”) are considered transferred as the result of the fulfillment by the Operator of their obligations specified in paragraph 3.3.3. hereunder.

5                      The Procedure of the Fulfillment by the Operator of the obligations of the Users for the Service Payment for Rostelecom

5.1                       In accordance with Article In accordance with Article 329 of the Civil Code of the Russian Federation, the Parties agree that the Operator will provide the fulfillment by the Users of the obligations for the Service payment for Rostelecom in the following way:

5.1.1                       In case of non-performance by the Users of their obligations of payment for the Services rendered by Rostelecom during the Accounting Period until the 20th day of the Billing period, the Operator is obliged to fulfill until the 25th day of the Billing period the obligations for the Service payments for the like Users (hereinafter—“Debtors”) and transfer to Rostelecom the amount of security for the corresponding Billing period, and Rostelecom, on its part, is obliged to transfer to the Operator as provided in this Section 5, the authority of Rostelecom for the receipt of the payments from the Debtors on account of the Service payments for the corresponding Billing period.

5.1.2                       During every Billing period the Operator provides the fulfillment of all unduly performed monetary obligations of the Debtors on the payments for the Services rendered by Rostelecom during the previous Billing period, in the amount if the Collateral for the corresponding Billing period, is that the Operator transfers to the Rostelecom the total amount calculated in accordance with paragraph 4.2. hereunder for every Billing period.

5.2                       In case of duly fulfillment by the Operator of the obligations indicated in paragraph 5.1. hereunder, the rights of Rostelecom for the receipt of the Service payments from the Debtors for the month preceding the Billing period are transferred to the Operator, and as the Operator has the information about the Debtors, as well as the documents confirming the nonpayment by the Debtors for the Services rendered by Rostelecom, during every Billing period in which they have transferred the payments to Rostelecom in accordance with the fulfillment of the obligations indicated in paragraph 5.1. hereunder, the Operator is obliged to send to Rostelecom the information about the like Users within the period of 10 days, including the amount of indebtedness of each Debtor for the Services rendered (hereinafter - “Debtor Register”), in the following way:

5.2.1                       The total amount of indebtedness of all Debtors included into the Debtor Register must be equal to the Collateral arising in the corresponding Billing period.

5.2.2                       The Debtor Register is drawn up in accordance with the form specified in Appendix No. 8 in the form of an electronic document with the use of a digital signature, and is sent to Rostelecom to the following e-mail address: _______________. _________________.

5.2.3                       Within the period of 10 days from the moment of coming into effect of the Agreement the Operator is obliged to send to Rostelecom the certificate of the signature key facilitating the confirmation of the authenticity of the electronic digital signature of the Operator in the Debtor Register and the identification of the holder of the certificate of the signature key.

5.2.4                       Within the period of 10 days from the receipt of the Debtor Register Rostelecom is obliged to check the authenticity of the digital signature of the Operator in the Debtor Register, to check the correspondence of the Debtor Register to the conditions of the present paragraph 5.2. and to send a written notification of the results of the aforesaid check-up to the Operator.

5.2.5                       In case of the confirmation of the authenticity of the digital signature and the correspondence of the Debtor Register to the conditions of this paragraph 5.2., the rights of Rostelecom to the receipt of payments from the Debtors, specified in the relevant register, on account of the Service payments in the amount equal to the Collateral, are considered transferred to the Operator from the moment of the receipt by Rostelecom of the Collateral from the Operator for the corresponding Billing period.

5.3                       Together with the Debtor Register send to Rostelecom in accordance with paragraph 5.2 hereunder, the Operator is obliged to send to Rostelecom in the written form the Consolidated Debtor Register for the corresponding Billing period indicating the total number of Debtors and the Collateral for the corresponding Billing period.

5.4                       There should be no payment or reimbursement of expenses for the fulfillment by the Parties of the obligations specified in the present Section 5 of the Agreement.

5.5                       The Parties agree that the way of providing the fulfillment of the obligations specified in the present Section 5 of the Agreement is not del credere.

6                      General Requirements to the Performance of the Claiming and Action Proceedings

6.1                       The Operator performs the claiming and action activities with the Users in accordance with the current law of the Russian Federation and the inner regulations of the performance of the claiming proceedings adopted by the Operator.

6.2                       The Operator performs the claiming proceedings as regards the claims asserted by the Users concerning the quality of the Services rendered. The Operator also asserts claims to the Users concerning non-performance or unduly performance by the latter of their obligations on the Service payments.

6.3                       In the process of handling of the Users’ claims use should be made of the information and referential data of the database of the Operator and Rostelecom.

6.4                       In case of nonpayment by the User for the Services rendered within the period of more than three months from the moment of the payment of the corresponding bill, the Operator has the right to sue the corresponding User.

7                      The Tariffs for the Long-distance and International Telecommunications

7.1                       The long-distance telecommunications Tariffs are determined and changed in accordance with the current law.

7.2                       The international telecommunications tariffs are determined by Rostelecom and can be changed at any time, at that, Rostelecom is obliged to inform the Operator about the like changes in advance, in the written form, no later than twenty (20) days before the introduction of the new international telecommunications tariffs.

7.3                       The notification of the Users about the changes of the long-distance and international telecommunications Tariffs is performed by the Operator, in accordance with the current law and the inner notification procedure adopted by the Operator.

8                      Responsibility of the Parties

8.1                       The Parties undertake the responsibility for the non-performance or unduly performance of the obligations under the Agreement in accordance with the current law of the Russian Federation.

8.2                       In case of violation by the Operator of the terms of fulfillment of their obligations for the transfer to Rostelecom of the Accrued income with the deduction of the amounts indicated in paragraph 4.2.2. of the Agreement, Rostelecom has the right to charge the penalty in the amount of 1/300 of the refinancing rate of the Central Bank of the Russian Federation for each day of delay in execution of the redeemable sum. The Operator is obliged to pay to Rostelecom the penalty within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand. The Parties agree to perform the corresponding payments no later than within the period of ten (10) banking days from the moment of the receipt of the corresponding demand.

8.3                       In case of the presentation by the Operator of unreliable data in the Report (paragraph 4.3.), provided that the amount payable calculated on the basis of the unreliable Report data is smaller than the sum based on the amount of the actual Services rendered, Rostelecom has the right to charge to the Operator the forfeit in the form of penalty. The amount of the penalty of 1/300 of the refinancing rate of the Central Bank of the Russian Federation for each day starting with the day of the receipt of the unreliable data, until the day of the receipt of the reliable data. The like forfeit in the form of the penalty is calculated on the basis of the disparity between the amount of payments calculated on the basis of the reliable data and the amount of payments calculated on the basis of the unreliable data. The penalty, as well as the deficient payments to Rostelecom must be paid within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

8.4                       In case of non-presentation (or untimely presentation) of the Report by the Operator Rostelecom has the right to charge the forfeit in the form of the penalty in the amount of 1/300 of the refinancing rate of the Central Bank of the Russian Federation for each day, starting with the day when the aforementioned documents had to be presented, until the day of the actual presentation of such data, of the redeemable sum. This forfeit must be paid within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

8.5                       All forfeits under the Agreement are charged in addition to any amounts of losses the recovery of which can be demanded by the Party charging the corresponding forfeit upon the Party which has violated the conditions of the Agreement, in accordance with the Agreement and the current law of the Russian Federation.

8.6                       In case of faulty fulfillment by the Operator of the obligations hereunder in the part of drawing up by the former of invoices, sale books, purchase books, implementation by the Operator of the VAT rate in accordance with paragraph 3.3.1.5, timely presentation by the Operator to Rostelecom of the documentation in accordance with paragraph 3.3.2.7, Rostelecom has the right to correspondingly decrease the cost of the unduly rendered service indicated in the Agreement. At that, the aforementioned services will be considered as unduly rendered in case of non-observance of the terms of the presentation of the documents, non-compliance with the accounting forms and/or non-observance of the procedure of drawing up the documents specified in Appendices 3 and 6 of the Agreement and the current law and/or in case of providing unreliable information.

8.7                       If Rostelecom bears losses as the result of the unduly fulfillment by the Operator of their obligations indicated in paragraphs 3.3.1 and 3.3.2, including the losses as a result of imposing extra taxation obligations and/or imposing forfeits and penalties upon Rostelecom for the violation of the taxation and/or administrative law, Rostelecom has the right to demand from the Operator the full payment of damages, and the Operator is obliged to fulfill such demand within the period of 10 days from the moment of its claim.

9                      Reimbursement of Expenses

9.1                       The recovery of expenses under the Agreement is performed by Rostelecom only upon the presentation by the Operator to Rostelecom of the originals of the basic documents confirming such expenses.

9.2                       The Parties agree that Rostelecom recovers the expenses, expenditures and losses of the Operator connected with the fulfillment by the latter of their obligations indicated in paragraph 3.3.1. hereunder, under the Agreement, exclusively in the volume and amount not exceeding 10% of the consideration amount and service costs, due to the Operator in accordance with the conditions of the Agreement for the corresponding Accounting period (hereinafter—“Limit”), and such recovery is considered by the Parties as reasonable, sufficient and motivated for the recompense of all necessary expenses, expenditures or losses of the Operator during the fulfillment of the obligations hereunder.

9.3                       The Parties agree that any expenses, expenditures or losses of the Operator exceeding the Limit are considered as lost without any connection with the commission of Rostelecom, beyond the purpose of the Agreement, without the necessary authority on the part of the Operator.

9.4                       9.4.In connection with the aforementioned agreement the Operator hereby confirms and admits that under no circumstances he will demand from Rostelecom any consideration and/or recovery of expenses, expenditures or losses connected with the fulfillment of their obligations under the Agreement in the amounts exceeding the Limit.

9.5                       In any case, irrespective of any provisions of the Agreement contradicting the set forth below, none of the provisions hereunder can be interpreted as obliging Rostelecom to recover or consideration any expenses, expenditures or losses to the Operator, suffered by the latter in the course of the fulfillment of the Agreement, in the amount exceeding the Limit, as well as allowing the Operator to demand such recovery.

10               Force Majeure Circumstances

10.1                 The Parties are released from responsibility for non-fulfillment or improper fulfillment of  their obligations on the Agreement, if they prove, that proper fulfillment was impossible due to force majeure, which means extreme, unforeseen and inevitable circumstances in given conditions.

10.2                 The Party that has suffered the influence of the force majeure circumstances must notify the other Party within the period of 10 days about the character, type and the presumable duration of the force majeure influence, as well as indicate the fulfillment of which obligations under the Contract it affects, and to produce evidence of the occurrence of such circumstances. In case of lack of notification the Party affected by the force majeure influence cannot refer to the influence of the force majeure circumstances at a later time as to the cause exempting them from liability.

10.3                 The occurrence of force majeure circumstances extends the terms of the fulfillment by the Parties of the obligations hereunder proportionate to the duration of their influence. If the influence of the force majeure circumstances lasts longer than six months, the Parties are obliged, upon proposal of one of the Parties, to coordinate the further actions and/or the possibility of denouncement of the Agreement.

11               Settlement of Disputes

11.1                 The Parties should attempt to settle any dispute under the Agreement by means of negotiations, and in the case of impossibility to reach a mutually acceptable decision within the period of 30 days from the moment of appeal by the penaltyed Party to the other Party, each of the Parties has the right to initiate the transfer of the like dispute for it to be considered by the arbitration tribunal at the location of the defendant, in accordance with the current law of the Russian Federation.

12               Notifications

Any notifications and other messages subject to the transmission from one Party to the other must be transmitted in written form to the following addresses:

If the Operator is the addressee:

If Rostelecom is the addressee:

Each of the Parties can change their address by means of a written notification of the other Party, as indicated in this paragraph.

13               Effective date of the Agreement and its validity term

13.1                 The Agreement comes into effect on the date when all of the following events take place:

13.1.1                  the signing of the Agreement by the Parties;

13.1.2                  the ratification by the Federal Tariff Service of the Russian Federation of the tariffs for the long-distance telecommunications for Rostelecom;

13.1.3                  the presence of the agreement concluded between the present Operator and the operator of zonal telecommunication performing in the numbering area of the Operator, the service of whose connection is performed by Rostelecom.

13.2                 Rostelecom is obliged to notify the Operator about the conclusion of the agreement of telecommunications interconnection between Rostelecom and the operator of zonal telecommunications performing in the numbering area of the Operator, within the period of 5 days from the moment of the coming into effect of the aforementioned agreement, and the Operator is obliged to notify Rostelecom about each conclusion of the agreements of telecommunications interconnection between the Operator and the operator of zonal telecommunications performing in the numbering area of the Operator, within the period of 5 days from the moment of the coming into effect of the aforementioned agreement.

13.3                 The rights and obligations of the Parties arise from the moment of the ratification by the competent authorities of the Parties if such decision is required by the current law of the Russian Federation.

13.4                 The Agreement is valid for the period of one year from the moment of its coming into effect. If none of the Parties proclaims the denunciation of the Agreement no later than 30 calendar days before the expiry hereof, the Agreement is automatically prolonged for each following period. The number of periods for which the effect hereof can be prolonged is not limited.

14               Miscellaneous

14.1                 Any changes and addenda to the Agreement are valid only when they are made in written form and signed by the representatives of the Parties, in this case they constitute an integral part of it.

14.2                 The procedure of termination hereof is determined by the current law of the Russian Federation.

14.3                 All appendices to the Agreement constitute an integral part of it.

14.4                 None of the Parties can negotiate any of their rights or responsibilities hereunder to a third party without the coordination with the other Party.

14.5                 Appendix List:

Appendix No. 1 Procedure for conclusion of Agreements.

Appendix No. 2 Procedure of calculation of the costs of the Operator’s services.

Appendix No. 3 Report of the Operator on the services rendered to the Users.

Appendix No. 4 Peculiarities of the interaction of Rostelecom and the Operator for the provision of the observance of the VAT law.

Appendix No. 5 Acceptance act for services rendered.

Appendix No. 6 List of reporting forms.

Appendix No. 7 Check-up procedure.

Appendix No. 8 Form of the Debtor Register.

Appendix No. 9 Procedure for Parties’ handling of claims.

Appendix No. 10 Regulations for handling of receivables and payables.

Appendix No. 11:

Form 1. Agreement on long-distance and international telecommunications.

Form 2. Public offer on the conclusion of the long-distance and international telecommunications agreement.

14.6                 The Agreement is drawn up in two (2) copies in the Russian language, each of the copies having the equal legal effect, one copy for each of the Parties.

15               Details and Signatures of the Parties

Full or abbreviated name of the company	OAO Rostelecom	Operator
Location
Postal address
Telephone (by the postal address)
Account number:
Full name of the banking establishment
Identification number TIN/KPP
Industry code by OCIEA
Company code by OKPO

16               Signatures of the Parties:

For Rostelecom:		For Operator:

Seal here		Seal here
	dated “__” __________ 2006		dated “__” __________ 2006

Appendix No. 1
to Agreement No.____
dt.

Procedure for Conclusion of Agreements

with Users for Rendering Telecommunications

1                      GENERAL REQUIREMENTS TO THE FULFILLMENT OF THE COMMISSION

1.1                       By the conclusion of the agreements with the Users for the rendering of telecommunications on behalf of and at the expense of Rostelecom the Operator is not entitled to deviate from the conditions of the agreements on the rendering of telecommunications, in accordance with the provisions of paragraph 3.1.8. of the Agreement.

2                      CONCLUDING AGREEMENTS WITH USERS

2.1                       On appeal of a User (or their representative duly empowered) to the Operator with the aim of concluding an agreement for the rendering of long-distance and international telecommunications, the Operator must immediately conclude an agreement with such User.

2.2                       The agreement with the User is signed in three copies and sealed with the stamps of its parties. One copy is handed to the corresponding User, another copy is sent to Rostelecom within the period of ten days from the conclusion of such agreement but no later than the 1st day of the month following the month when the mentioned agreement with the User was signed.

3                      ACCOUNTING OF THE RESULTS OF THE FULFILLMENT OF COMMISSION

3.1                       The Operator within the framework of presenting the Report of the Operator on the Agreement provides information about the agreements with the Users concluded during the Accounting period.

For Rostelecom:		For Operator:

Seal here		Seal here
	dated “__” __________ 2006		dated “__” __________ 2006

Appendix 2
to Agreement  No.____
dated ____________ 2005

Procedure of Calculation of the Costs of the Operator’s Services

№ No.	Items	Price
1.	COLLECTING SUBSCRIBER PAYMENTS, % of the accrued income	11.00%
2.	BILLING PROCESSING OF TELECOMMUNICATIONS, rubles/min	0.075
3.	DRAWING UP, PRINTING, STORING, MAKING BILL COPIES, rubles/min	0.04
4.	DRAWING UP, PRINTING, STORING, MAKING INVOICE COPIES, ACTS OF PERFORMED WORKS, SIGNING RECONCILIATION REPORTS WITH CLIENTS, rubles/min	0.063
5.	PREPARATION OF THE REPORTING FORMS, rubles/set	15,000
6.	DOCUMENTATION DELIVERY, rubles/min	0.025
7.	INFORMATION AND HELPLINE SERVICES FOR CLIENTS, rubles/min	0.05
8.	CONCLUDING AGREEMENTS WITH LEGAL ENTITIES	300 rubles for one agreement plus 5% of the amount of accrued income for the services of OAO Rostelecom for the first three calendar months of the validity of the agreement.
9.	CLAIMING AND ACTION PROCEEDINGS, % of the accrued income

Comment:

1)                 The cost of the services and the Operator’s consideration are indicated excluding the VAT.

2)                 The amount of the Accrued income is determined on the basis of the Operator’s Report.

3)                 In lines 2, 3, 4, 6 and 7 hereof the measurement unit is ruble per minute of the outgoing long-distance or international traffic.

For Rostelecom:		For Operator:

Seal here		Seal here
	dated “__” __________ 2006		dated “__” __________ 2006

Appendix No. 3
to Agreement No.____
dated “___” ____________2006

Report of the Operator
on the accrued income paid for the services rendered to the Users
Under Contract No._________ dated

Form 1.1

The report on the volumes and accrued income for the international Telecommunication Services to individuals in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	Х		Х

Form 1.2

The report on the volumes and accrued income for the international Telecommunication Services to self-sustained organizations in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	Х		Х

Form 1.3

The report on the volumes and accrued income for the international Telecommunication Services to budgetary organizations in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	Х		Х

Form 1.4

The report on the volumes and accrued income for the long-distance Telecommunication Services to individuals in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	Х		Х

Form 1.5

The report on the volumes and accrued income for the long-distance telecommunications services rendered to self-sustained organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	Х		Х

Form 1.6

The report on the volumes and accrued income for the long-distance Telecommunication Services rendered to budgetary organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	Х		Х

Note to completion of Forms  1.1.-1.6:

1.                             Rostelecom offers the Operator the blank of the Forms 1.1-1.6 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for the Forms 1.1.-1.6:

(c) OAO Rostelecom, Main Computer Center

Name of the company (organization department)
Document code
Company code		Code by OCIEA
Director of the company (organization department)		Code by OKONKh
Consolidated account indication(1 digit)	0	Code by OKATO
Code by OKPO (8 digits)		Code by OKOGU
Code by OKPO of the organization department (8 digits)		Code by OKOPF
Code of the subject of the Russian Federation (press the Select button,ОК)		Code by OKFS
Select:
Code of the Form by OKUD(7 digits)		Code of the subject of the
Type of report (from the list)	01	Russian Federation ОK
Code of the Form (2 digits)
Code of the subsystem (3 digits)
Financial year (4 digits)

Accountable month (from the list)

Performer:	Title-page filling check (TITUL)
Contact telephone:
Date of report composition:

Additional information:
Postal code: (6 digits)
Postal address:
Code of the operator: (4 digits)
Outgoing ABC zone

When completing the form lines please use the Notes (hints) to the boxes, picking up parameters from the list (boxes C13, C17), as well as the buttons designated “OK” and “TITUL”

2.                             The reports on the volumes and accrued income for the services rendered are drawn up for each AВС zone of the Operator in separate forms 1.1 — 1.6. At that, each of the forms includes the consolidations for the incoming directions of the connection (data aggregation is performed for each incoming direction, tariff and tariff category).

3.                             The Operator presents to Rostelecom the consolidated data for all ABC zones.

4.                             The transferred files must be named in accordance with the following name structure:

XXXX YY ZZZZZZ FFF CCCCCCC UU.xls,

where

-                                  XXXX — four-digit sign-digit operator number assigned by Rostelecom

-                                  ZZZZZZ — accounting period in the form YYYYMM

-                                  FFF — conventional number of the form of the Operator’s report. For the reports 1.1.-1.6. acquires the value: 316 (Appendix 3 of the Forms 1.1 — 1.6 in one file)

-                                  CCCCCCC — code of the outgoing ABC (up to seven digits);

-                                  UU — report ordinal number. The ordinal number of the document sent by the communication Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

5.                             In the column “Direction” of the Forms 1.1.-1.6 (below the “Total” line) the names of the directions are indicated (names of foreign countries or long-distance zones) with the division in accordance with the tariffs of Rostelecom into international and long-distance telecommunications, and in the column “Direction code” their codes are indicated (long-distance and international codes are indicated without additional prefixes).

6.                             In the columns “Tariff category” of the Forms 1.1-1.6 the conventional code of the entry affiliation to the tariff category is indicated. The list of the codes is drawn up by Rostelecom depending on the tariffs applied.

7.                             In the reports on individuals (1.1, 1.4) the tariffs and totals must include the amounts of VAT. In the reports on self-sustained and budgetary organizations (1.2, 1.3, 1.5, 1.6.) the tariffs and totals must not include the amounts of VAT.

Form 1.7

The consolidated report of the Operator on the volumes and accrued income for the international and long-distance telecommunications rendered to all categories of users

		In rubles
Direction	In minutes	Without VAT	VAT	Total
1	2	3	4	5
International telecommunications, total
Individuals
Self-sustained organizations
Budgetary organizations
Long-distance telecommunications, total
Individuals
Self-sustained organizations
Budgetary organizations
total

Note to completion of Form 1.7:

1.                             Rostelecom offers the Operator the blank of Form 1.7 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for Form 1.7.:

(c) OAO Rostelecom, Main Computer Center

Name of the company (organization department)
Document code
Company code		Code by OCIEA
Director of the company (organization department)		Code by OKONKh
Consolidated account indication(1 digit)	0	Code by OKATO
Code by OKPO (8 digits)		Code by OKOGU
Code by OKPO of the organization department (8 digits)		Code by OKOPF
Code of the subject of the Russian Federation (press the Select button,ОК)		Code by OKFS
Select:
Code of the Form by OKUD(7 digits)		Code of the subject of the
Type of report (from the list)	01	Russian Federation ОK
Code of the Form (2 digits)
Code of the subsystem (3 digits)
Financial year (4 digits)

Accountable month (from the list)

Performer:	Title-page filling check (TITUL)
Contact telephone:
Date of report composition:

Additional information:
Postal code: (6 digits)
Postal address:
Code of the operator: (4 digits)
Outgoing ABC zone

When completing the form lines please use the Notes (hints) to the boxes, picking up parameters from the list (boxes C13, C17), as well as the buttons designated “OK” and “TITUL”

2.                             In Form 1.7. the Operator presents the consolidated data on the volume and accrued income for the services rendered during the accounting period in all ABC zones of the Operator.

3.                             The transferred files must be named in accordance with the following name structure:

XXXX YY ZZZZZZ FFF UU.xls,

where

-                                  XXXX-— four-digit sign-digit operator number assigned by Rostelecom

-                                  ZZZZZZ — accounting period in the form YYYYMM

-                                  FFF — conventional number of the form of the Operator’s report. For the reports of Form 1.7. acquires the value: 317 (Appendix 3 of the Form 1.7. in one file)

-                                  UU — report ordinal number. The ordinal number of the document sent by the communication Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the Agency Agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

Form 1.8.

The list of the Users with whom the agreement is concluded on the rendering by Rostelecom of the long-distance and international telecommunications during the Accounting period in accordance with paragraph 3.3.1.6. of the Agreement.

Ref. No.	Names of Users — legal entities/individuals	Postal and legal address, full name of Director/address of the individual	Date of entry	Number of agreement

Form 2. The Operator’s report on the payments for the long-distance and international telecommunications of OAO Rostelecom in ________

2.1. Service rendering, service payments, service arrears variation in _____________, rubles, kopecks

		Service arrears by the beginning of the Accounting period			Services rendered during the accounting month						Service payments for the Accounting period
					Long-distance telecommunications			International telecommunications			By users
Period of service		For the services liable to income tax at the rate of 18%		For the services liable to income tax at	Services liable to income tax at the rate of 18%		Services liable to income tax at	Services liable to income tax at the rate of 18%		Services liable to income tax at	For the services liable to income tax at the rate of 18%		For the services liable to income tax at
month	year	Total sum	Including VAT	the rate of 0%	Total sum	Including VAT	the rate of 0%	Total sum	Including VAT	the rate of 0%	Total sum	Including VAT	the rate of 0%
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Service payments for the Accounting period			Prepayment for the services during the Accounting period			Service arrears adjustment			Debt write-off connected with inventory			Service arrears by the end of the accounting month
Paid by the operator
For the services liable to income tax at the rate of 18%		For the services liable to income tax at	For the services liable to income tax at the rate of 18%		For the services liable to income tax at	For the services liable to income tax at the rate of 18%		For the services liable to income tax at	For the services liable to income tax at the rate of 18%		For the services liable to income tax at	For the services liable to income tax at the rate of 18%		For the services liable to income tax at
Total sum	Including VAT	the rate of 0%	Total sum	Including VAT	the rate of 0%	Total sum	Including VAT	the rate of 0%	Total sum	Including VAT	the rate of 0%	Total sum	Including VAT	the rate of 0%
15	16	17	18	19	20	21	22	23	24	25	26	27	28	29

2.2 Service prepayment flow in  ________ month, rubles, kopecks

		Prepayment arrears by the beginning of the accounting month				Prepayment received in the accounting month				Prepayment accounted for service payments in the accounting month
Prepayment period		For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%		For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%		Services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%
Month	Year	total	Including VAT	total	Including VAT	total	Including VAT	total	Including VAT	Total sum	Including VAT	Total sum	Including VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Correction of prepayment arrears received in connection with inventory				Write-off of prepayment arrears received in connection with inventory				Prepayment arrears by the end of the accounting month
For the services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%		For the services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%		For the services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%
total	Including VAT	Total sum	Including VAT	total	Including VAT	Total sum	Including VAT	total	Including VAT	Total sum	Including VAT
15	16	17	18	19	20	21	22	23	24	25	26

Note to completion of Forms  2.1.-2.2:

1.           Rostelecom offers the Operator the blank of the Forms 2.1-2.2 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for the Forms 2.1.-2.2:

(c) OAO Rostelecom, Main Computer Center

Name of the company (organization department)
Document code
Company code		Code by OCIEA
Director of the company (organization department)		Code by OKONKh
Consolidated account indication(1 digit)	0	Code by OKATO
Code by OKPO (8 digits)		Code by OKOGU
Code by OKPO of the organization department (8 digits)		Code by OKOPF
Code of the subject of the Russian Federation (press the Select button,OK)		Code by OKFS
Select:
Code of the Form by OKUD(7 digits)		Code of the subject of the Russian Federation
Type of report (from the list)	01	OK
Code of the Form (2 digits)
Code of the subsystem (3 digits)
Financial year (4 digits)
Accountable month(from the list)

Performer:	Title-page filling check (TITUL)
Contact telephone:
Date of report composition:

Additional information:
Postal code: (6 digits)
Postal address:
Code of the operator: (4 digits)
Outgoing ABC zone

When completing the form lines please use the Notes (hints) to the boxes, picking up parameters from the list (boxes C13, C17), as well as the buttons designated “OK” and “TITUL”

2.           Title page for Forms 2.1-2.2: In the Forms 2.1.-2.2. the Operator presents the consolidated data on the volume, accrued income and received income for the services rendered during the Accounting period, the state of the arrears and the corrections in all subsidiaries and all ABC zones of the Operator.

3.           The reports are filled out in the context of the periods of service rendering: one line of the report corresponds to one service period, the information is provided  about service payment arrears, service rendering etc. during the current accounting period.

4.           The columns “Correction of arrears...” and “Write-off of arrears...” are filled periodically and on the basis of the documents indicated in Appendix 9 hereto.

5.           The transferred files must be named in accordance with the following name structure:

XXXX YY ZZZZZZ FFF UU.xls,

where

-                      XXXX- four-digit sign-digit operator number assigned by Rostelecom

-                      ZZZZZZ — accounting period in the form YYYYMM

-                      FFF — conventional number of the form of the Operator’s report. Can acquire the values: 321 (Appendix 3, Form 2.1), 322 (Appendix 3, Form 2.2)

-                      UU — report ordinal number. The ordinal number of the document sent by the communication Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agency agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

Form 3. The amount of payment redeemable to the Operator

№	Title	Adopted accounting procedure	Total, rubles
1	2	3	4
1.	Fulfillment of the commission of Rostelecom in accordance with paragraph 3.3.1 of the Agreement, including:
1.1.	Collection of payments from the Subscribers	On the basis of the Operator’s report: % * Accrued income
1.2.	Claiming activity	On the basis of the Operator’s report: % * Accrued income
1.3.	Information and helpline Users service	On the basis of the Operator’s report: (rubles/min)* (Volume (min.) of the outgoing long-distance and international traffic)
1.4.	Conclusion of agreements with Users	On the basis of the Operator’s report: (rubles) * (Total number of the concluded agreements with Users)

For Rostelecom:		For Operator:

Seal here	dated “__” __________ 2006	Seal here	dated “__” __________ 2006

Appendix No. 4
to Contract No.

dated

Peculiarities of the Interaction of Rostelecom and the Operator
for the Provision of the Observance of the VAT Law

1. Drawing up of invoices and submittal of documentation on VAT

The Operator draws up invoices in the form approved by the Governmental Regulation of the Russian Federation No.914 of 02.12.2000, only for the services of Rostelecom rendered to legal entities and individual entrepreneurs without the establishment of a legal entity, as well as for the prepayment services of Rostelecom rendered to the mentioned categories of Users.

The lines of the invoices are filled as follows:

Number of invoice line	Order of filling out (what is indicated)
1	2
1

Invoice number. The number has the structure ХХХХХХХХ.АААААААА-РТК (21 characters), where ХХХХХХХХ—a unique number—the company code assigned to the Operator (legal entity) by Rostelecom. АААААААА—invoice ordinal number. The uniqueness of the number is secured by the Operator. The unique number must be maintained at least within the framework of one accounting period.

2	Company name (OAO Rostelecom)
2а	Legal address of the company (Delegatskaya str. 5, 127091, Moscow)
2b	TIN 7707049388 / KPP of the direction of the company subsidiary, with which the agreement is concluded
3	Dash
4	Dash
5

By invoicing (in a single copy) by the receipt of prepayment or by the rendering of the services at the expense of the earlier received prepayments—details of the payment-accounting document (payment order), otherwise—dash

6	Name of the client (central agency)
6a	Legal address of the client (central agency)
6b	TIN of the client / KPP of the organization department of the client organization

Column 1 of the invoice must contain the phrase “Long-distance telecommunications”, “International telecommunications” or “Long-distance and international telecommunications” the number and date of the agreement concluded between Rostelecom and the Users-legal entities, (if the like agreement was concluded by drawing up a single document) or the phrase Public offer of the OAO Rostelecom dated                    (if the like agreement was concluded in any other way). The invoices for the services of Rostelecom rendered to the population, as well as for the prepayment for the services of Rostelecom received from the population are not drawn. For the registration in the account-book the Operator draws up (in a paper form) consolidated invoices: а) for the total cost of the Services of Rostelecom, rendered to the population during the accounting period; b) for the aggregate prepayments received from the individual user within the period under review on account of the rendering of the services by Rostelecom. In line 6 of such invoices the client name “Population” is indicated, and lines 6 а and 6 b are not filled. For the registration in the purchase book the Operator draws up a similar invoice for the sum of the prepayment received for the services of Rostelecom from the population, on account of which the services of Rostelecom were rendered in the accounting period.

To facilitate the signing of invoices for the Users for the services rendered by Rostelecom on behalf of Rostelecom, Rostelecom issues a power of attorney for the right of signing of invoices on behalf of Rostelecom to the Operator’s employees in accordance with the lists provided by the latter.

The Operator draws up reports in respect of the services of Rostelecom, the reports for the formation of sales and purchase logs by Rostelecom. The reports for the formation of sales and purchase logs are drawn up in accordance with the Regulations of keeping log books of the received and composed invoices, sales and purchase logs by the adjustment of VAT, approved by the Governmental Regulation of the Russian Federation РФ No.914 of 02.12.2000, taking into consideration the specified details.

The Report for the formation of the sales log is drawn up in accordance with Form 1.

In the Report for the formation of the sales log the Operator registers the invoices for the services of Rostelecom, rendered to the Users during the accounting period, as well as the invoices for the prepayment received from the Users during the accounting period on account of the rendering of the services of Rostelecom. Besides, the Operator registers in the Report for the formation of the sales log the consolidated invoice for the cost of the services of Rostelecom, rendered to the population during the accounting period and the sum of the prepayment received from the Users during the accounting period on account of the rendering of the services of Rostelecom (see above). By the registration of such invoices in column 2 the client name “Population” is indicated, and columns 3, 3а, 3b of the Report are not filled. As regards the cost of the services of Rostelecom and the sum of the prepayment on account of the rendering of the services of Rostelecom, that were included into the consolidated invoices registered in the Report for the formation of the sales log, the Operator draws up a Register according to Form 2 (at that, the sums included into the Register are assigned the numeration of the corresponding invoices).

The Report for the formation of the purchase log is drawn up in accordance with Form 3.

In the Report for the formation of the purchase log the Operator registers the invoices for the prepayment for the services of Rostelecom, on account of which the services of Rostelecom were rendered during the accounting period. Besides, the Operator registers in the Report for the formation of the purchase log the consolidated invoice for the prepayment for the services of Rostelecom received from the population, on account of which the services of Rostelecom were rendered during the accounting period (see above). By the registration of such invoices in column 5 of the Report the seller name “Population” is indicated, and columns 3-4, 5а, 5b, 6 of the Report are not filled. As regards the prepayments included into the consolidated invoice registered in the Report for the formation of the purchase log, the Operator draws up a Register according to Form 4.

Every month, the Operator must present to Rostelecom the following documents:

1                     The Report for the formation of the sales log for the month under review (according to Form 1). The Report is presented in paper form (paper-bound, signed by the Director and Chief Accountant of the Operator) and in the electronic form (in the format DBF DBASE IV);

2                     The Report for the formation of the purchase log for the accounting month (according to Form 3). The Report is presented in paper form (paper-bound, signed by the Director and Chief Accountant of the Operator) and in the electronic form (in the format DBF DBASE IV);

3                     The Registers of the Services of Rostelecom and the prepayments included into the consolidated invoices registered in the Reports for the formation of the sales and purchase logs in the accounting month (according to Forms 2 and 4). The Registers are presented in the electronic form (in the format DBF DBASE IV).

All the indicated documents are drawn up and presented covering the activity of the Operator as a whole.

The Reports for the formation of the sales and purchase logs are presented no later than the 18th day of the month following the accounting month. The Registers of the Services of Rostelecom and the prepayments included into the consolidated invoices are presented no later than the 20th day of the third month following the accounting month.

2. The order of the application to the rendering of the services of the 0% VAT rate and the presentation of the documentation proving the validity of the application of the 0% VAT rate

In accordance with paragraph 7 entry 1 of article 164 of the Tax Code of the Russian Federation the 0% VAT rate is applied by the rendering of the services of Rostelecom for the official use by the international diplomatic and equated to them representatives or for personal use by the diplomatic or administrative and technical personnel of these representative offices, including the resident family members, provided the law of the corresponding foreign country establishes the similar order in relation to the diplomatic and equated to them representative offices of the Russian Federation and their employees or if the similar form is indicated in the international agreement of the Russian Federation.

At the time of the conclusion of the present agreement the list of the countries in relation to the diplomatic representative offices and employees of which the 0% VAT rate is applied, is established by the Letter of Ministry of Taxation and Charges of the Russian Federation No.RD-6-23/382 of 01.04.2003 (with amendments). If after the conclusion of the present Agreement the Letter of MTC of the Russian Federation No.RD-6-23/382 of 01.04.2003 is cancelled, in order to determine the list of the countries in relation to the diplomatic representatives and employees of which the 0% VAT rate should be applied, other duly approved and valid documents establishing the indicated list should be used. The possibility of the application of the 0% VAT rate to the foreign diplomatic representative office is determined in accordance with the list valid at the day of the rendering of the services of Rostelecom.

The 0% VAT rate is applied only in relation to the services rendered to the diplomatic and equated to them representatives by the subscriber numbers indicated in the agreement on the rendering of the long-distance and international telecommunications between Rostelecom (concluded by the Operator on behalf of Rostelecom) and the diplomatic representative office.

The 0% VAT rate is applied exceptionally on the condition of the presentation by the diplomatic and equated to them representative office to the Operator of an official letter of the representative (signed by the head of representative office or the substitute, sealed by the stamp of the representative office in question), confirming that the services of Rostelecom are intended for the official use by the representative offices or their employees.

The letter must contain the following phrase: “This is to confirm that the long-distance and international telecommunications rendered by OAO Rostelecom (Delegatskaya str. 5, 127091, Moscow) according to the public agreement No.                          dated                                    by the list of subscriber numbers given below are intended for the official use by the representative office”. The letter must contain the list of the subscriber numbers by which the services of Rostelecom are rendered, in relation to which the 0% VAT rate is applied, in the format: (code ABC, DEF) (subscriber number).

The Operator is obliged to provide the storing of the original of the indicated letters during the period of three years starting from the date of the end of the year in which the services of Rostelecom were rendered, and the presentation of these originals to Rostelecom in case of necessity.

In the case of the application of the 0% VAT rate the Operator must draw up the invoice for the diplomatic and equated to them representative office, indicating the fact of the rendering of the services of Rostelecom with the application of the 0%, VAT rate, with the mark “for diplomatic use”.

By non-performance of the application of the aforementioned conditions the Operator should apply to the rendering of the services of Rostelecom to the diplomatic and equated to them representative office of the 18% VAT rate.

In accordance with the Regulations of the application of the zero VAT rate by the selling of goods (works, services) for the official use by the foreign diplomatic and equated to them representative offices or for personal use by the diplomatic or administrative and technical employees of these representative offices, including the resident family members, established by the Governmental Regulation of the Russian Federation No.1033 of 30.12.2000, in order to prove the validity of the application of the 0% VAT rate in relation to the services of Rostelecom, rendered to the diplomatic and equated to them representative offices during the accounting period, the Operator must present to Rostelecom:

1                     The Register of the Services by the rendering of which the 0% VAT rate was applied (hereinafter—Register), according to Form 5;

2                     The Register is presented in paper form, signed by the Director and Chief Accountant of the Operator, as well as in the electronic form (format DBF DBASE IV).

3                     The copies of the letters of the diplomatic and equated to them representative offices listed in the Register, drawn up as indicated above and confirming that the Services of Rostelecom are intended for the official use by the representative office or their employees;

4                     The copies of the invoices indicated in the Register, in which it must be indicated that the Services of Rostelecom were rendered with the application of the 0% VAT rate, with the mark “for diplomatic use”;

5                     The copies of the agreements with the diplomatic and equated to them representative offices listed in the Register, concluded by the Operator on behalf of Rostelecom for the rendering of the Rostelecom Services.

All the indicated documents are drawn up and presented covering the activity of the Operator as a whole.

The indicated documents are presented by the Operator no later than the 14th day of the month following the accounting month.

For Rostelecom:		For Operator:

Seal here	dated “__” __________ 2006	Seal here	dated “__” __________ 2006

Form 1

The Report for the formation of the sales log
	Unique identifier	Details of the seller’s invoice					Date of payment of the seller’s invoice (by receipt of prepayment or by rendering of services on account	Sales
Form number	of the recipient of the bill	Number	Date (DD.MM. YYYY)	Name of the Buyer	TIN of the client	KPP of the client	of the earlier received prepayments) (DD.MM.YYYY)	total, including VAT
		1а	1b	2	3	3а	3b	4
		Х	Х		Х	Х	Х
		***	***	***	***	***	***	***
		***	***	***	***	***	***	***

Including
Sales liable to taxation at the rate of
18 per cent (5)		10 per cent (6)		0 per cent	20 per cent (8)		Purchases
Cost of sales without VAT (rubles, kopecks)	VAT amount (rubles, kopecks)	Cost of sales without VAT (rubles, kopecks)	VAT amount (rubles, kopecks)	(rubles, kopecks)	Cost of sales without VAT (rubles, kopecks)	VAT amount (rubles, kopecks)	exempt from taxation (rubles, kopecks)
5а	5б	6а*	6b*	7	8а*	8b*	9*

***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***

Invoice indication (prepayment invoice- 01/ service payment invoice-02)	Indication of services liable to taxation at the rate of 0% VAT (1)	Number of the payment- accounting document — payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment).	Legal address of the client (central agency)
10**	11***	12	13
Х	Х	Х	Х
***	***	***	***
***	***	***	***

* - the columns are not filled.

** - the indication 01 is used only for the registration in the sales log of the invoices for the prepayments received on account of the rendering of the services. By the registration of the invoices for the services, the payment for which was performed as prepayment, the indication 02 is used.

*** - the indication is used for the registration in the sales log of both the invoices for the services liable to taxation at the 0% VAT rate, and the invoices for the prepayments received on account of the rendering of the services liable to taxation at the 0% VAT rate.

Director	(Full name)

Chief accountant	(Full name)

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 41
2.	Рeriod_d	С (7)	Accounting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)

The unique identifier of the recipient of the bill. The identifier is formed by the Operator on the basis of the unique information in AСР (for instance, branch number, identifier of user, personal account number). The identifier must coincide with the identifier used by the transfer to the OAO Rostelecom of the user data, be unique within the borders of the whole company of the Operator, and must remain unchanged during the whole financial history of the user.

5.	Sel_f_num	С (21)	Details of the seller’s invoice Number
6.	Sel_f_date	D	Details of the seller’s invoice Date (DD.MM.YYYY)
7.	Cust_name	С (180)	Client name
8.	Cust_inn	N (12)	TIN of the client
9.	Cust_kpp	N (9)	KPP of the client
10.	Pr_brutto	N (20,4)	Sales total, including VAT
11.	Pr_net_18	N (20,4)	Sales total, excluding VAT (rubles, kopecks) liable to taxation at the rate of 18% (5) of the sales
12.	Nds_18	N (20,4)	VAT amount (rubles, kopecks) liable to taxation at the rate of 18% (5) of the sales
13.	Pr_net_10	N (20,4)	Sales total, excluding VAT (rubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
14.	Nds_10	N (20,4)	VAT amount (rubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
15.	Pr_net_0	N (20,4)	Including, the sales liable to taxation at the rate of 0%
16.	Pr_net_20	N (20,4)	Sales total, excluding VAT (rubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
17.	Nds_20	N (20,4)	VAT amount (rubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
18.	No_nds	N (20,4)	Sales exempt from taxation (rubles, kopecks)

19.	Pay_priz	N (2)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
20.	Nds_priz	N (1)	Indication of services liable to taxation at the rate of 0% VAT (1)
21.	Cust_adr	C(200)	Legal address of the client (central agency)
22.	Cust_Pay_d	D	Date of liquidation of seller’s invoice
23.	Cust_Pay_n	C(21)	Number of the payment-accounting document — payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment).

Form 2

Register of the Services of Rostelecom and the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoices, registered in the sales log for ___________

Form number	Ref. No.	Unique identifier of the recipient of the bill	Name of User	Address of individual	TIN of the client-individual	Invoice number	Cost of services (including VAT, rubles, kopecks)	Amount of VAT in service cost (rubles, kopecks)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
	1		2	3	4	5	6	7	8*
	Х		Total	Х	Х	Х			Х
	**		***	***	***	***	***	***	***
	**		***	***	***	***	***	***	***

Details of the payment-accounting document — payment order (by receipt of prepayment or by rendering of services on account of the earlier received prepayments)
Number	Date (DD.MM.YYYY)
9	10
Х	Х
***	***
***	***

-                                the indication 01 is used only for the prepayments received on account of the rendering of the services. By the registration of the invoices for the services, the payment for which was performed as prepayment, the designation 02 is used.

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 42
2.	Рeriod_d	С (7)	Accounting period (MM.YYYY)
3.	Oper_code	C (4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	User_fio	С (80)	Name of User
6.	Cust_adr	C(200)	Address of individual
7.	Cust_inn	N (12)	TIN of the client
8.	Sel_f_num	С (21)	Invoice number
9.	Pr_brutto	N (20,4)	Cost of services (including VAT, rubles, kopecks)
10.	Nds	N (20,4)	Amount of VAT in service cost (rubles, kopecks)
11.	Pay_priz	N (2)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
12.	Cust_Pay_n	С (21)	Details of the payment-accounting document — payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment). Number
13.	Cust_Pay_d	D	Details of the payment-accounting document — payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment). Date (DD.MM.YYYY)

Form 3

The Report for the formation of the purchase log

		Unique identifier	Details of the seller’s invoice		Date of liquidation of seller’s	Date of registration of goods (works,				Country of origin of the goods	Purchase total, including
		of the		Date	invoice	services		TIN	KPP	CUSTOMS	VAT
Form		recipient of		(DD.MM.	(DD.MM.	(DD.MM.	Seller’s	of the	of the	DECLARATION	(rubles,
number	No.	the bill	Number	YYYY)	YYYY)	YYYY)	name	seller	seller	number	kopecks)
	1		2а	2b	3**	4***	5***	5а****	5b****	6*	7
	Х			Х	Х	Х	Х	Х	Х	X
	***		***	***	***	***	***	***	***	***	***
	***		***	***	***	***	***	***	***	***	***

Including
purchases liable to taxation at the rate of
18 per cent (8)		10 per cent (9)			20 per cent *(11)
Cost of purchases without VAT (rubles, kopecks)	VAT amount (rubles, kopecks)	Cost of purchases without VAT (rubles, kopecks)	VAT amount (rubles, kopecks)	0 per cent (rubles, kopecks)	Cost of purchases without VAT (rubles, kopecks)	VAT amount (rubles, kopecks)	Purchases exempt from taxation (rubles, kopecks)	Indication of services liable to taxation at the rate of 0% VAT (1)
8а	8b	9а*	9b*	10*	11а*	11b*	12*	13*****
							Х	Х
***	***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***	***

Director	(Full name)

Chief accountant	(Full name)

* - the columns are not filled.

** - the date of prepayment receipt.

*** - the last date of the service month.

**** - User’s details.

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 43
2.	Рeriod_d	С (7)	Accounting period (MM.YYYY)
3.	Oper_code	C (4)	Sequence number
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	Sel_f_num	С (21)	Details of the seller’s invoice Number
6.	Sel_f_date	D	Details of the seller’s invoice Date (DD.MM.YYYY)
7.	Cust_Pay_d	D	Date of liquidation of the seller’s invoice (DD.MM.YYYY)
8.	Accept_dat	D	Date of registration of the receipt of goods (works, services) (DD.MM.YYYY)
9.	Sel_name	С (120)	Name of the seller
10.	Sel_inn	N (12)	TIN of the seller
11.	Sel_kpp	N (9)	KPP of the seller
12.	Customs Declaration_num	С (50)	Country of origin of the goods. Customs Declaration number
13.	Pr_brutto	N (20,4)	Purchase total, including VAT (rubles, kopecks)
14.	Pr_net_18	N (20,4)	Purchase total, excluding VAT (rubles, kopecks) liable to taxation at the rate of 18% (8)
15.	Nds_18	N (20,4)	VAT amount (rubles, kopecks) liable to taxation at the rate of 18% (8)
16.	Pr_net_10	N (20,4)	Purchase total, excluding VAT (rubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
17.	Nds_10	N (20,4)	VAT amount (rubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
18.	Pr_net_0	N (20,4)	Including, purchases liable to taxation at the rate of 0 per cent
19.	Pr_net_20	N (20,4)	Purchase total, excluding VAT (rubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
20.	Nds_20	N (20,4)	VAT amount (rubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
21.	No_nds	N (20,4)	Purchases exempt from taxation (rubles, kopecks)
22.	Nds_priz	N (1)	Indication of services liable to taxation at the rate of 0% VAT -1, at other rates -2

Form 4

Register of the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoice, registered in the purchase log for ___________

Form number	Ref. No.	Unique identifier of the recipient of the bill	Name of User	Invoice number	Cost of services (including VAT, rubles, kopecks)	Amount of VAT in service cost (rubles, kopecks)
	1		2	3*	4	5
	X		Total	Х
	***		***	***	***	***
	***		***	***	***	***

Details of the payment order
Number	Date (DD.MM.YYYY)
6	7
Х	Х
***	***
***	***

* - invoice number assigned upon receipt of the prepayment

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 44
2.	Рeriod_d	С (7)	Accounting period (MM.YYYY)
3.	Oper_code	C (4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	User_fio	С (80)	Name of User
6.	Sel_f_num	С (21)	Invoice number
7.	Pr_brutto	N (13.2)	Cost of services (including VAT, rubles, kopecks)
8.	NDC	N (13.2)	Amount of VAT in service cost (rubles, kopecks)
9.	Cust_Pay_n	C(25)	Details of the payment order Number
10.	Cust_Pay_d	D	Details of the payment order Date (DD.MM.YYYY)

Form 5

Register of the Services which were rendered at 0% VAT for ________

Form			Cost of	Details of the invoice
number	Ref. No.	Name of representative offices	services	Number	Date
	1	2	3	4	5
	Х	Total		Х	X
	***	***	***	***	***
	***	***	***	***	***

Details of the letter of confirmation		Details of the agreement with the User
Number	Date	Number	Date
6	7	8	9
Х	Х	Х	Х
***	***	***	***
***	***	***	***

Director	(Full name)

Chief accountant	(Full name)

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form_Numb	N (2)	Form number. Acquires the value of 44
2.	Рeriod_d	С (7)	Accounting period (MM.YYYY)
3.	Oper_code	C(4)	The code of the Operator is unique and is assigned by Rostelecom
4.	Prs_n	C(100)	Name of representative offices
5.	Embassy_n	N (20,4)	Cost of services
6.	Sel_f_num	C(21)	Details of the invoice Number
7.	Sel_f_date	D	Details of the invoice Date
8.	Lettr_num	C(21)	Details of the letter of confirmation Number
9.	Lettr_date	D	Details of the letter of confirmation Date
10.	Contract_n	C(25)	Details of the agreement with the users Number
11.	Contract_d	D	Details of the agreement with the users Date

Note to drawing up of Forms:

The transferred files must be named in accordance with the following name structure:

XXXX YY ZZZZZZ FFFFF UU.DBF,

where

-                                  XXXX- four-digit sign-digit operator number assigned by Rostelecom

-                                  ZZZZZZ — accounting period in the form YYYYMM

-                                  FF — conventional number of the form of the Operator’s report. Can acquire the values: 41,42,43,44,45

-                                  UU — report ordinal number. The ordinal number of the document sent by the communication Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the terms determined by the conditions of the Agency Agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

Appendix No. 5
to Agreement No. ___
dt.

Acceptance Act for Services Rendered

Under Contract No._________ dt.

for ________ month ____

Date: ________________	Date: ______________ 200__

This Acceptance Act was made up by Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter referred to as “Rostelecom”, represented by ____________________, acting on the ground of the Power of attorney dated ________________ No. ____, on the one hand, and ____________________, hereinafter referred to as the “Operator”, represented by ________________________ , acting on the ground of ________________, hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Operator to Rostelecom:

		The base for service cost counting		Service Tariff,	Service Cost inc. VAT,	Including VAT,
Ref. No.	Service Description	Title	Value	rubles/pcs	rubles	rubles
1	2	3	4	5	6	7
1	Services, stipulated by para. 3.3.2 of the Agreement:
1.1.	Billing processing of telecommunications	Capacity of outgoing LD/Int traffic, min.
1.2.	Forming, printing, storing, making account copies	Capacity of outgoing LD/Int traffic, min.
1.3.	Forming, printing, storing, making copies of invoices, acceptance certificates, signing up the acts of reconciliation the payments with clients	Capacity of outgoing LD/Int traffic, min.
1.4.	Preparation of the reporting forms	Set of documents
1.5.	Delivery of the documents	Capacity of outgoing LD/Int traffic, min.
Total

The rendered services cost aggregated ________ , including VAT ________.

The services were presented properly and according to Agreement terms.

For Rostelecom:		For Operator:

Seal here		Seal here
	dated “___” _______ 2006		dated “___” _____ 2006

Appendix No. 6
to Agreement No.
dt.

List of Reporting Forms

1. Operator provides the information to Rostelecom for forming the reports based on the next forms of state statistics reporting:

1. F 88 Outgoing payable exchange data - presented monthly

2. F 4 Data of exchange over the telecommunication networks - presented once in a quarter

3. F 12 Data of incomes of communication companies - presented monthly

4. F 65 Data of incomes from telecommunications - presented once in a quarter

The procedure of providing the information to Rostelecom

Data, according to the statistic accounts forms by way of universal pattern are passed to Rostelecom.

While working out the title list of the sample, it is necessary to put the unique number of the entity, registered in Rostelecom for the data that have to be registered in the statistic accounts forms of Rostelecom.

The terms of providing forms to Rostelecom:

form No.	The terms of providing information by Operator
12	7
4	7
88	5
65	27

The day of a month, going after the reporting period is shown.

Example of the filling the sample.

Name of firm (organization department)	Operator
Document code	1	OKDP	5420030
Firm code	51500х	OKONKh	52300
Head of firm (organization department)	Parfenov A.I.	OKATO	50401372000
		OKOGU	49008
OKPO (8 characters)	04856347	OKOPF	90
Organization department code	0	OKFS	34

Comment: enterprise code     -  51500х (given by the Computer Center)

Note. Accounting forms, according the present Appendix No., presented to Rostelecom by Operator not later than 3 days before the date of providing such forms to the proper state authority.

For Rostelecom:		For Operator:

Seal here		Seal here
	dated “ ” 2006		dated “ ” 2006

Appendix No. 7
to Agency Agreement No.
dated

Procedure for Checking Operator for the Correct Performance of the Agreement Terms

1                     The Appendix determines the list of measures, which should be taken by the Parties (Rostelecom and Operator) for the control of completeness and fidelity of the Operator’s Reports on the volume and accrual proceeds for the provided telecommunications.

2                     The Appendix determines the methods of checking Operator’s Reports on the volume and accrual proceeds for the provided telecommunications.

3                     The realization of the control may be initiated during the period of validity of the current Agreement.

4                     The reasons for the beginning of implementation the control measures are:

discrepancies of the total cost and volume data parameters of the Rostelecom and Operator’s reports, exceeding 3% relatively to the indices of the Rostelecom,

complaints from the Users side.

5                     The following actions can be performed in the control:

5.1                     reconciliation of the Operator’s Reports and Rostelecom data;

5.2                     detailed reconciliation the Parties data;

5.3                     comprehensive technical study;

5.4                     the checking of the fidelity of VAT rates adaptation;

5.5                     the checking of the fidelity of adaptation the tariffs for telecommunications provided by Rostelecom upon the issue of the bills;

5.6                     clarification of the reasons of origin (increasing/decreasing) notes payable by the Users and so on.

6                     Revise of the Operator’s Reports and Rostelecom data.

6.1                     The basis for reconciliation of the Operator’s Reports and Rostelecom data is the discrepancy in cost and volume parameters in Operator’s Reports and Rostelecom data.

6.2                     Rostelecom forms and directs to the Operator comparative analysis of the Operator’s Reports (tables 1.1-1.6 Appendix 3 to the Agreement) and Rostelecom data form table 1 (Excel format) of this Appendix, marking out directions (no more than 5), on which the discrepancies are the largest.

6.3                     Operator during 5 working days realizes counter-analysis of the Rostelecom report in order to using the terms of  telecommunications:

6.3.1            minimal  non-tariff limit of the calls,

6.3.2            type of the calls number round-off,

6.3.3            tariffs.

6.4                     If Operator revealed the mistake on the stage, stated in par. 6.3 of this Appendix, and its correction removed the discrepancies, then the Parties co-ordinate the term of the mistake removal, the correction of the original documents (Operator’s Reports, User bills and so on) and state the date of re-calculation.

6.5                     If the mistake was not found or its correction didn’t remove the discrepancies, then the Parties fix such discrepancies in revise act.

7                     Detailed reconciliation

7.1                     The ground for the detailed reconciliation are discrepancies fixed in the revise act on the stage of revise the Operator’s Reports and Rostelecom data.

7.2                     The Parties adjust with the operation factors of the detailed reconciliation:

7.2.1            time factors (month, week, day, hour and so on),

7.2.2            ancillary parameters (switchboards, trunks, numbering capacity),

7.2.3            directions of the detailed reconciliation (codes АВС/DEF),

7.2.4            size of the detailed reconciliation,

7.2.5            data exchange type.

The format sample for accordance of measured service data for a detailed revise, indicated in Table 2 of the Appendix, can be changed depending on technical abilities of the Parties.

7.3                     Detailed reconciliation is conducted under the agreement of the Parties using the resources of Rostelecom and/or Operator. The results of the reconciliation, performed by Rostelecom, send to the address of Operator not later than after 7 working days from matching of the operation factors, indicated in para. 7.2 of the Appendix.

7.4                     The parties conduct analysis of the results of the detailed reconciliation.

If Operator revealed the mistake on the stage, stated in para. 7.3 of the Appendix, and it’s correction removed the discrepancies, then the Parties co-ordinate the term of the mistake removal, the correction of the primary documents (Operator’s Reports, User bills and so on) and state the date of re-calculation.

7.5                     If the mistake was not found or it’s correction didn’t remove the discrepancies, then the Parties fix such discrepancies in revise statement not later than 3 working days after results of the detailed revision will be ready. The Parties will co-ordinate the next steps:

7.5.1            Another addition, ancillary parameters of the revise are selected (repeated execution of the stage of the detailed reconciliation),

7.5.2            comprehensive technical study should be performed.

8                     Comprehensive technical study.

8.1                     The reason for the realization of the comprehensive technical study is coordinated on the previous stages statements and the absence of the ascertained reasons for discrepancies.

8.2                     In the context of the comprehensive technical study it can be realized by the associated Parties:

8.2.1            verification of capacity for work of communication channels;

8.2.2            verification of the recording completeness  of the tariff files;

8.2.3            verification of recording conditions of the tariff files;

8.2.4            registration of the probing calls;

8.2.5            verification of the routing Regulations;

8.2.6            verification of the software, used in the system of collection and processing of tariff information and so on;

8.2.7            using indirect methods of research.

8.3                     After getting the results the report is organized and agreed by the Parties, the used methods, conclusions, recommendations for eliminating the reasons, caused the discrepancies, the terms of removal such reasons are indicated inside this report. According to the conclusions of the reports of the comprehensive technical study, the decision is taken about the date of re-calculation and necessity of adjustment of the bills, presented to the Users.

Table 1. Dedicated reconciliation form

	Zone					Rostelecom data			Operator data			Discrepancies
	АВС of	User	Tariff		Direction							%	%
Period	Operator	category	category	Direction	code	min	tariff	total	min	tariff	total	(min)	(rubles)

Table 2. Format of call service data

Data should be presented in electronic file using format dbf or xls

Tel_A*	Tel_В*	Mn_I*	Mn_O*	Date*	Time*	D_sec*

* fill-in spaces are marked

Field Tel_A*: Number of the subscriber А phone

Field Tel_B*: Number of the subscriber B phone

Field Mn_I*: Mnemonics of incoming group of channels

Field Mn_O*: Mnemonics of outgoing group of channels

Field Date*: Date of the call beginning (DDММYY)

Field Time*: Time of the call beginning (HHММSS)

Field D_sec*: Call duration (in seconds)

For Rostelecom:		For Operator:

Seal here		Seal here
	dated “ ” 2005		dated “ ” 2005

Appendix No. 8
to Agency Agreement No.
dated

Register of Users Debts for Long-Distance and International Telecommunications of

OAO Rostelecom

on           , the claim right transferred from

OAO Rostelecom to

	User information
Ref. No.	Name of user — legal entity/ Full name of the user- individual	Legal address of the legal entity/individual telephone installation address	TIN of the legal entity and of the individual — individual entrepreneur
1	2	3	4
	Total	Х	Х

Indebtedness information
Sum of indebtedness				Services payment account details		Services invoice details
total, rubles	including VAT, rubles	Period of service rendering	Established date of services payment	number	date	number	date
5	6	7	8	9	10	11	12
		Х	Х	Х	Х	Х	Х

Total Debtor debt amount on                 20    ,  the right of which is transferred from OAO Rostelecom to                , amounting to               rubles.

For Rostelecom:		For Operator:

Seal here		Seal here
	dated “ ” 2005		dated “ ” 2005

Appendix No. 9
to Agreement No.
dated

Procedure for Parties’ Handling of User Claims (Complaints)

Related to Providing/Failure to Provide Telecommunications

1.1.         In case of oral or written claim (complaint) by User in connection with the rendering/non-rendering of the Telecommunication Services, the Operator:

1.1.1            Operator verifies the fact of ascertainment of long-distance and international communication because of providing telecommunications based on Operators equipment data.

1.1.2            Operator verifies the fidelity of presenting the bill and amounts to be paid on the telecommunications bill and makes necessary corrections (including bill cancellation), if there is a mistake in the bill.

1.1.3            In case if User claims (complaints) for quality of the telecommunications and after realization of measures, indicated in para. 1.1. are not withdrawn, then Operator registers such claims in accordance with the Operator’s internal regulations:

1.1.4            In connection to claims (complaints) accepted by the Operator according to para. 1.1.3., the Parties cooperate as follows:

1.1.5            Operator sends to Rostelecom an inquiry using e-mail or fax (e-mail:_______________, fax No. ______). The inquiry contains:

•                  Subscriber number of the User, presented the claim (complaint);

•                  date and Moscow time of connection;

•                  called number;

•                  duration of providing telecommunications,

•                  amount to be paid.

1.1.6            Rostelecom within 5 working days from the moment of receiving the inquiry from Operator provide the Operator with the result of handling of the claim (complaint) via e-mail (e-mail_____________). At the same time Rostelecom send by fax and mail to Operator the instructions on future work with such User claim (complaint).

1.1.7            In case of confirmation validity of User claims (complaints), Rostelecom informs Operator about this within 5 working days from the moment of receiving inquiry. In such case Operator cancel the bill for telecommunications.

1.1.8            Operator re-calculates telecommunications, in case of confirming validity of User claims (complaints).

For Rostelecom:		For Operator:

Seal here		Seal here
	dated “ ” 2005		dated “ ” 2005

Appendix No. 10
to Agreement No.
dated                200

REGULATIONS

for Handling of Receivables and Payables and Order of Receivables and Payables Write-Off

1      Terms and Definitions

Receivables due from Users — receivables from legal entities and individuals related to payments for long-distance and international telecommunications rendered to the latter by Rostelecom.

Overdue Receivables — Receivables due from Users not settled during the term specified in the agreement (invoice). The Overdue Receivables fall into Receivables Real for Collection, Bad Receivables.

Receivables Real for Collection — Overdue Receivables in relation to which there exist grounds for considering it to be voluntary paid within reasonable time, or enforced by action.

Bad Receivables — Overdue Receivables, collection of which is impossible.

Qualified Bad Receivables — Overdue Receivables collection of which is impossible due to the following reasons:

the limitation period for claims related to collection of indebtedness in accordance with current law has elapsed;

liability to pay the indebtedness has been terminated due to liquidation of a legal entity (article 419 CC RF) or death of an individual (article 418 CC RF);

the debtor, if a legal entity, has been declared bankrupt or bankruptcy proceedings in relation to them have been finished;

enforcement proceedings in relation to indebtedness is impossible due to expiration of term for directing of a court order for execution.

Payables due Users — indebtedness of Rostelecom towards individuals in the amount of funds received on account of oncoming long-distance and international telecommunications. Payables due Users are reflected in the books of Rostelecom.

Uncalled Payables due Users — Payables due Users, reclamation of which is impossible by users due to the following reasons:

the limitation period in relation to indebtedness has elapsed;

the creditor has withdrawn due to liquidation (legal entity) or death (individual).

2      General

These Regulations determine procedure of handling by the Operator of Receivables due from Users emerged in relation to rendering by the latter of long-distance and international telecommunications.

In part of issues not regulated by the present Regulations the Operator establishes their own internal procedure for handling Receivables which does not contradict the Agreement.

3      Reconcilement of Indebtedness

Reconcilement of Receivables due from Users and Payables due Users as per data of Rostelecom and the Operator is conducted on the basis of Operator’s Report information (form 2 of Appendix 3 to the Agreement). Approval of Operator’s Report by Rostelecom simultaneously implies approval of the Operator’s data on amount of Receivables due from Users and Payables due Users.

4      Adjustment of Indebtedness

In case of errors that have caused misstatement of amount of Receivables due from Users and Payables due Users are detected, the indebtedness can be adjusted in accordance with the procedure outlined in the present article.

In accordance with the present article, it is required to conduct adjustment of misstatements of Receivables due from Users and Payables due Users, which have emerged in the result of:

errors of the Operator during classification of monetary funds received from users;

errors during accrual of indebtedness for Rostelecom long-distance and international telecommunications (excluding cases of illegal and unauthorized connection to the Operator’s communication network).

Adjustment of indebtedness is carried out on a monthly basis.

For adjustment of indebtedness the Operator draws up and submits to Rostelecom the following documents:

List of adjustments of Receivables due from Users and Payables due Users as per Form 1 of the Regulations;

Copies of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users (acts of settlements reconcilement, invoices, payment documents, claims, judicial decisions, etc.);

Register of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users as per Form 2 of the present Regulations.

The documents are submitted by the Operator along with Operator’s Report (Appendix No. 3 to the Agreement) on paper and electronically (Excel format, excluding copies of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users).

Rostelecom studies the documents submitted by the Operator and, provided comments are absent, approves them within 45 days from the date of submitting. The approval implies a respective endorsement on List of adjustments of Receivables due from Users and Payables due Users.

During 5 days from the approval of documents Rostelecom forwards to the Operator the approved copy of List of adjustments of Receivables due from Users and Payables due Users.

In case comments on the documents submitted by the Operator are present, Rostelecom notifies the Operator in writing not later than 45 days from the date of presentation of documents. During 30 days from the moment of receipt of such notification the Operator must remove the revealed comments and submit to Rostelecom documents, which have been commented on by Rostelecom, anew.

On the basis of List of adjustments of Receivables due from Users and Payables due Users approved by Rostelecom, the Parties introduce adjustments into accounting records during the month in which Rostelecom approved the List. During the same month adjustments of indebtedness are included into forms 2.1 and 2.2 of the Operator’s Report (Appendix No.3 to the Agreement).

Where debt corrections are connected with corrections of Previous Revenues, the amount of these corrections is to be taken by the parties into account during the correction period.

5      Inventory of Indebtedness

Annually, as of December 1 of each year, the Operator carries out inventory of Receivables due from Users and Payables due Users. The inventory is taken in accordance with inventory normative documents in force for the moment of its taking. For the moment of signing of the Contract, Guidelines on inventory of property and financial liabilities, approved by Order of RF MF No.49 dated 13.06.1995, serve as such document.

As per results of inventory the Operator draws up:

Inventory Deed as per Form 3 of the Regulations;

Appendices to Inventory Deed as per Form 4 of the Regulations;

List of adjustments of Receivables due from Users and Payables due Users as per Form 1 of the Regulations;

copies of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users (acts of settlements reconcilement, invoices, payment documents, claims);

Register of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users as per Form 2 of the present Regulations.

Documents are submitted by the Operator on paper (excluding Appendices to Deed of Inventory) and electronically (Excel format, except document copies confirming the necessity of adjustment of Receivables due from Users and Payables due Users) not later than February 15 of the year which follows the year the inventory is taken as of December 1.

Rostelecom examines the documents submitted by the Operator and, in case comments are absent, approves them within 45 days from the moment of their presentation.

Approval of the said documents by Rostelecom implies:

•                  approval by Rostelecom of inventory results;

•                  approval by Rostelecom of adjustments of Receivables due from Users and Payables due Users, proposed by the Operator in relation to revelation of errors and misstatements.

During 5 days from the date of approval of documents, Rostelecom forwards to the Operator:

•                  notification on approval of inventory results and adjustments of Receivables due from Users and Payables due Users in an optional form. The said notification, among other things, must contain information on the period (month) during which adjustments are made in the accounting records of Rostelecom and the Operator;

•                  approved copy of Inventory Deed;

•                  approved copy of List of adjustments of Receivables due from Users and Payables due Users.

In case comments on the documents submitted by the Operator are present, Rostelecom notifies the Operator in writing not later than 45 days from the date of presentation of documents. During 30 days from the moment of receipt of such notification the Operator must remove the revealed comments and submit to Rostelecom documents, which have been commented on by Rostelecom, anew.

5.1            On the basis of Inventory Deed and List of adjustments of Receivables due from Users and Payables due Users approved by Rostelecom, the Parties introduce adjustments into accounting records during the month indicated in Rostelecom notification on approval of inventory results and adjustments of Receivables due from Users and Payables due Users. During the same month adjustments of indebtedness are included into forms 2.1 and 2.2 of the Operator’s Report (Appendix No.3 to the Agreement).

If adjustments of indebtedness are related to adjustments of Received Profit for previous periods, the amount of the adjustments is considered in the course of settlement by the Parties during the period adjustments are introduced.

6      Order of Collection of Overdue Receivables

In relation to Users with Overdue Receivables, all legal measures are applied, aimed at collection of Receivables by the Operator from Users (including: use of an automatic informator (telephone calls), suspension communication network access, restriction of access to certain types of services rendered by Rostelecom, forwarding of warning letters (claims), bringing of suits in courts). During settlement of issues of principal debt amount repayment it is allowed to draw up and signing with Users of schedules of repayment of indebtedness and penalty accrued in accordance with conditions of the agreement, on the basis of which the Users are rendered telecommunications by Rostelecom and/or in accordance with current law.

In case of overdue fulfillment by the User of their liabilities to pay for telecommunications rendered by Rostelecom, accrual of penalty is carried out in accordance with conditions of the agreement, on the basis of which the Users are rendered telecommunications by Rostelecom and/or in accordance with current law. Nevertheless, in any case, the Operator must not collect penalty in a judicial procedure in part exceeding 100% of the principal debt amount of a corresponding User for telecommunications rendered by Rostelecom.

In case of emergence of Overdue Receivables the Operator must take the following measures aimed at collecting of Overdue Receivables by the Operator from Users before taking it to court:

Not later than the 10th day of the month following the Billing period the Operator notifies the User with Overdue Receivables on the existence and amount of overdue liabilities by means of telephone calls to such Users.

Not later than 20 days after measures indicated in para. 6.3.1. have been taken, the Operator suspends access to Rostelecom services and restricts access to certain types of services rendered by Rostelecom in accordance with Public Offer (Appendix No.1).

Not later than 20 days after the measures indicated in para. 6.3.2  have been taken by the Operator, the Operator forwards to users with Overdue Receivables warning letters (claim) regarding presence and amount of Overdue Receivables indicating term during which such Overdue Receivables should be settled.

In case after the measures indicated in para. 6.3. have been taken the Overdue receivables have not been settled, the Operator, not later than 40 days after forwarding of a warning letter indicated in para. 6.3.3 of the present Regulations to the User with Outstanding Receivables, files a suit to regular court (for a User being an individual) or to arbitration court (for a User being a legal entity or an individual entrepreneur) regarding collection of Overdue Receivables from such User, provided the amount of such indebtedness of a User being a legal entity constitutes not less than 1000 rubles, of a User being an individual — not less than 200 rubles, and the overdue period makes up 3 months.

In case the overdue amount of a User being a legal entity constitutes less than 1000 rubles, and of a User being an individual — less than 200 rubles, and the overdue period makes up 3 months, the Operator, with simultaneous forwarding to Rostelecom of Reference to Deed of Inventory of Settlements with Users for Rostelecom long-distance and international services, forwards to Rostelecom calculation of assumed expenses related to collection of such indebtedness. During 10 days upon receipt of the said information Rostelecom is obliged to forward to the Operator notification stating necessity to initiate collection of indebtedness from such user by judicial means, or absence of such necessity. The Parties have agreed that in case of non-receipt of the said notification from Rostelecom within 30 days from the moment of forwarding of corresponding message to Rostelecom, the Operator initiates collection of such indebtedness.

Not less than 14 calendar days prior to filing a suit specified in para. 6.4. of the present Regulations, the Operator must forward to Rostelecom information on (1) presence of Overdue Receivables in relation to corresponding Users with on line of pre-trial measures taken by the Operator aimed at collection of Outstanding Receivables by the Operator from Users, (2) amount of state duty due for payment in relation to corresponding claims with indication of payment details and purpose.

During 5 working days from the moment of receipt from the Operator of information indicated in para. 6.5., Rostelecom independently effects payment of the state duty.

Introduction of restrictions on access to Telecommunications is applied to all telephone exchanges.

Termination of suspension of access of the User to telecommunications is done after complete repayment of the emerged indebtedness by the User.

In separate cases upon written instructions of Rostelecom the Operator has right to restore access of the Debtor to Telecommunications. In this case the Operator is not liable for compliance with terms indicated in para. 6.3  of the present Regulations.

7      Writing-off of Receivables due from Users and Payables due Users

Only Qualified Bad Receivables and Uncalled Payables due Users are subject to writing-off.

Writing-off of indebtedness is carried out on the basis of inventory of Receivables due from Users and Payables due Users conducted on the basis of Article 5 of the present Appendix. The amount of Qualified Bad Receivables and Uncalled Payables due Users subject to writing-off is determined on the basis of Inventory Deed drawn up by the Operator during inventory.

During 45 days from the receipt of notification on approval of inventory results and adjustments of Receivables due from Users and Payables due Users from Rostelecom, the Operator is obliged to forward to Rostelecom the following documents related to Qualified Bad Receivables and Uncalled Payables due Users, indicated in the Deed of Inventory:

written grounding for writing-off of indebtedness as per Form 5;

copies of documents pursuant to written grounding for writing-off of indebtedness;

Register of written grounding for writing-off of indebtedness as per Form 6;

List of indebtedness being written-off as per form 7.

The Operator submits the said documents on paper, Register of written grounding for writing-off of indebtedness is also submitted electronically (Excel format).

Rostelecom examines the documents submitted by the Operator and, provided comments are absent, approves written grounding for writing-off of indebtedness drawn up by the Operator within 45 days from the date of their presentation.

During 90 days from the date of approval Rostelecom forwards to the Operator the Statement of Rostlecom Board Decision on writing-off of Receivables due from Users and Payables due Users in the amount corresponding to the amount of indebtedness indicated in written groundings approved by Rostelecom. The Statement of Rostelecom Board Decision on writing-off of Receivables due from Users and Payables due Users encloses Register of written grounding for writing-off of indebtedness as per Form 6 and List of indebtedness being written-off drawn up on the basis of the said groundings approved by Rostelecom as per Form 7.

In case comments on the documents submitted by the Operator are present, Rostelecom notifies the Operator in writing not later than 45 days from the date of presentation of documents. During 30 days from the moment of receipt of such notification the Operator must remove the revealed comments and submit to Rostelecom documents, which have been commented on by Rostelecom, anew.

On the basis of Statement of Rostlecom Board Decision on writing-off of Receivables due from Users and Payables due Users, Register of written grounding for writing-off of indebtedness and List of indebtedness being written-off drawn up on the basis of the said groundings approved by Rostelecom the Parties write-off the indebtedness in the accounting records. During the same month the written-off indebtedness is included into forms 2.1 and 2.2 of the Operator’s Report (Appendix No.3 to the Agreement).

The written-off Receivables due from Users are reflected off-balance during five years from the moment of writing-off. In case money are received in return of such indebtedness the Operator submits to Rostelecom a Report on monetary funds received in return of written-off Receivables as per Form 8. The Report is submitted along with Operator’s Report for the period during which the monetary funds are received.

The cost of Operator’s services related to handling of Receivables for the period during which the monetary funds are received is increased for the amount of received monetary funds.

For Rostelecom:		For Operator:

Seal here		Seal here
	dated “ ” 2005		dated “ ” 2005

Form 1
I Approve

(Name, title)

(Date)

Adjusted debts due from/to the users for long-distance and international telecommunications provided by OAO Rostelecom as of _____________________________

1. On accounts receivable

Debts for the services to which 18% VAT is applied

		Total sum of adjustment for the period						Including the total of adjusted pay for telecommunications associated with the Adjusted debts
	Period of	towards growth of indebtedness		towards reduction of indebtedness		adjusted balance		towards pay increase		towards pay reduction		adjusted balance
Ref. No.	indebtedness creation	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Total

Including the total of adjusted accruals for telecommunications associated with the Adjusted debts						Including the aggregate telecommunication services payment amount adjustments connected with debt adjustments
towards growth of accruals		towards reduction of accruals		adjusted balance		towards pay increase		towards pay reduction		adjusted balance
Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT
15	16	17	18	19	20	21	22	23	24	25	26

Debts for the services to which 0% VAT is applied

		Total sum of adjustment for the period			Including the total of adjusted pay for telecommunications associated with the Adjusted debts			Including the total of adjusted accruals for telecommunications associated with the Adjusted debts			Including the aggregate telecommunication services payment amount adjustments connected with debt adjustments
Ref. No.	Period of indebtedness creation	towards growth of indebtedness	towards reduction of indebtedness	adjusted balance	towards pay increase	towards pay reduction	adjusted balance	towards growth of accruals	towards reduction of accruals	adjusted balance	towards growth of accruals	towards reduction of accruals	adjusted balance
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Total

2. On accounts payable

Debts for the services to which 18% VAT is applied

		Total sum of adjustment for the period						Including the total of adjusted pay for telecommunications associated with the Adjusted debts
	Period of	towards growth of indebtedness		towards reduction of indebtedness		adjusted balance		towards pay increase		towards pay reduction		adjusted balance
Ref. No.	indebtedness creation	Total	Including VAT	total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Total

Including the aggregate telecommunication services payment amount adjustments connected with debt adjustments
towards pay increase		towards pay reduction		adjusted balance
Total	Including VAT	Total	Including VAT	Total	Including VAT
15	16	17	18	19	20

Debts for the services to which 0% VAT is applied

		Total sum of adjustment for the period						Including the total of adjusted pay for telecommunications associated with the Adjusted debts
	Period of	towards growth of indebtedness		towards reduction of indebtedness		adjusted balance		towards pay increase		towards pay reduction		adjusted balance
	indebtedness		Including		Including		Including		Including		Including		Including
Ref. No.	creation	Total	VAT	total	VAT	Total	VAT	Total	VAT	Total	VAT	Total	VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Total

Including the aggregate telecommunication services payment amount adjustments connected with debt adjustments
towards pay increase		towards pay reduction		adjusted balance
Total	Including VAT	Total	Including VAT	Total	Including VAT
15	16	17	18	19	20

Director	(Full name)

Chief accountant	(Full name)

Form 2

Register of documents in support of Adjusted debts due from/to the users for long-distance and international communication provided by OAO Rostelecom as of _________________________

Adjustments
		Type of indebtedness		towards growth of indebtedness		towards reduction of indebtedness
Ref. No.	Period of indebtedness creation	(debtor for services, VAT 18% -1/debtor for services, VAT 0% - 2/credit for services, VAT 18% - 3/credit for services, VAT 0% - 4)	Name of counter party	Sum of adjustment, rubles	Reduction of pay in the result of adjustment, rubles	Sum of adjustment, rubles	Pay increase in the result of adjustment, rubles	Name and requisites of the documents in support of adjustment	Number of Note to the Deed of Inventory *	Number of the line in the Note to the Deed of Inventory*
1	2	3	4	5	6	7	8	9	10	11
	Total	accounts receivable for the services, 18% VAT
	Total	accounts receivable for the services, 0% VAT
	Total	accounts receivable for the late payment penalty
	Total	accounts payable for the services, 18% VAT
	Total	accounts payable for the services, 0% VAT

* - these lines are filled in only when making out a register on the results of inventory-taking

Director	(Full name)

Chief accountant	(Full name)

Form 3

I Approve

(Name, title)

(Date)

Code

Form on OKUD

signature				on OKPO
organization
Type of activity
	order, resolution, regulation			number
Warrant for inventory-taking:				date
Cross out the irrelevant.

		Document number	Document date
DEED

Deed of Inventory of user settlements for long-distance and international telecommunications provided by OAO Rostelecom

The present Deed has been prepared by the committee to state that as of “        “                    there was conducted an inventory-taking of user settlements for the long-distance and international telecommunications provided by OAO Rostelecom.

During the inventory-taking the committee discovered the following:

1. On accounts receivable for the services

				Data of the “Notes to the Deed of Inventory”
Ref. No.	Number of account	Account name	Accounting figures	Note, Deed number	Total sum	Including the unconfirmed	Reasons	Adjustments needed	Bad debts	Qualified bad debts
1	2	3	7	4	5	6	7	8	9	10

2. On accounts payable

				Data of the “Notes to the Deed of Inventory”
Ref. No.	Number of account	Account name	Accounting figures	Note, Deed number	Total sum	Including the unconfirmed	Reasons	Adjustments needed	Uncalled debts
1	2	3	7	4	5	6	7	8	9

All line and page totals, as well as the Deed of Inventory total, have been verified.

Chairperson of the Committee
	title	signature	name
Members of the Committee:
	title	signature	name

	title	signature	name

	title	signature	name

Form 4

organization	I Approve

(Name, title)

department	(date)

Reference
to Deed No.        of  “        “                  .
of Inventory of user settlements for long-distance and international telecommunications provided by OAO
Rostelecom
as of “        “                 .

	Borrower’s, creditor’s	Debt		Accounting	Document in support of the debt (reconcilement act or primary documents (on the sums that are minimum for the
	name, address and		Starting	figures, rubles,	reconcilement act to be made out)
Ref. No.	subscriber number	What for	date	kopecks.	name	number	date	sum
1	2	3	4	5	7	8	9	10

Debts			Sum of the debt with regard to the adjustment
unconfirmed by				Including the bad/uncalled
the borrowers	Reasons	Adjustments needed	Total	sum	classification	Notes
11	12	13	14	15	16	17

Accountant
	signature	name

To be printed out on both sides without the heading. Signature to be printed overleaf.

Notes:

1.                             Specifics of inventory-taking of the debts on telecommunications with individuals:

•                      on individuals whose period outstanding is over 2 months since the day in arrears —debts shall be confirmed by “reconcilement acts” (a printout from the billing system with a return receipt requested which shall be signed by the individual and passed to the accounting department);

•                      on individuals whose period outstanding is under 2 months since the day in arrears — confirmation of the individuals’ debts for telecommunications is carried out through billing for the telecommunications with a specification of the user’s total amount outstanding “As of       the amount outstanding is    . Should you disagree, please notify us within 10 days. Otherwise the debt shall be deemed confirmed”;

•                      on individuals’ debts whose due date is still to come — debts shall be confirmed by the accounting figures in a billing system printout of the data on the debt period.

2.                   Accounts receivable are classified in column 16 in the following way: 1- with an expired period of limitation; 2 — debts that are bad because of the individual’s death or the liquidation of the legal entity; 3 — debts that are bad because of the legal entity’s bankruptcy; 4 — debts that are bad because of the omission of the time limit for sending the executive document for action; 5 — other bad accounts receivable.  Accounts payable are classified in column 16 with attribute 6 — uncalled accounts payable.

Form 5

I Approve

(Name, title)

(Date)

Written substantiation for user/to user debt write-off for long-distance and international telecommunications supplied by OAO Rostelecom based on the results of inventory accounting as of

Part 1. General

Name of operator:
Number and date of the document:
Responsible division:
Performer and their contacts:
Full name of the debtor/creditor — legal entity, name of the individual:
Debtor/creditor subscriber number - legal entity, debtor telephone installation address — individual:
Debtor/creditor legal address and physical address:
The sum of estimated indebtedness for write-off (rubles) :
VAT in the indebtedness (rubles)
Type of indebtedness (accounts receivable / accounts payable):
Date of indebtedness creation in the record:
Date of inventory accounting of the indebtedness:
Grounds for indebtedness write-off:

Part 2. Information on the status of the indebtedness, its documentary evidence (all the below mentioned documents are enclosed in this written substantiation):

General data and documents for all grounds for debtor indebtedness write-off:
Number and date of the Agreement with the debtor/creditor:
Certificate of belonging of the subscriber numbers to the debtor/creditor:
Document details (accounts, payment requests/payment orders, datasheets etc), confirming the creation of indebtedness:
Details of accounts Deed of inventory, confirming the creation of indebtedness in accounting records:
For indebtedness write-off due to limitation period expiry:
Date of end of accounting period, to which belong the accrued items for services supplied in conditions of unauthorized use:
For indebtedness write-off due to liquidation of the legal entity:
Number and date of the extract from the joint state register of legal units regarding liquidation:
Date of indebtedness write-off due to the death of the individual:
Number and date of the certificate of death of the individual:
For indebtedness write-off due to impossibility of executive process because of expiry of period for sending an executive document for fulfillment:

Number and date of the executive document:
Number and date of court ushers service act on the impossibility of debt recovery:
Other enclosed documents (titles and details):

Appendix: documents mentioned in Part 2 on (indicate the number of) pages.

Director	(Full name)

Chief accountant	(Full name)

Form 6

Register of written substantiation for user/to user debt write-off for long-distance and international telecommunications supplied by OAO Rostelecom based on the results of inventory accounting as of              .

Ref. No.	Name of counterparty	Period of indebtedness creation	Type of indebtedness (debtor for services, VAT 18% -1/debtor for services, VAT 0% - 2/credit for services, VAT 18% - 3/credit for services, VAT 0% - 4)	Grounds for indebtedness write-off (period of limitation expiry —1/ legal entity liquidation — 2/ death of the individual — 3/ expiry of period for sending an executive document —4)	Sum of indebtedness (rubles, koppeks,)	Including VAT (rubles, koppeks,)
1	2	3	4	5	6	7

Total	Accounts receivable			Due to period of limitation expiry

Due to legal entity liquidation

Due to the death of the individual

Due to impossibility of executive process because of expiry of period for sending an executive document for fulfillment:

Total	Accounts payable			Due to period of limitation expiry

Due to legal entity liquidation

Due to the death of the individual

Director	(Full name)

Chief accountant	(Full name)

Form 7

Consolidated data of user/to user debt write-off for long-distance and international telecommunications supplied by OAO Rostelecom written-off on the results of inventory accounting as of

1. Accounts receivable for services

	Period of indebtedness creation		Sum of indebtedness for services with VAT rate of 18%		Sum of indebtedness for services with VAT rate of 0%
Ref. No.	Month	Year	Total	Including VAT	Total
1	2	3	4	5	6

Total

2. Accounts payable

	Period of indebtedness creation		Indebtedness for services with VAT rate of 18%		Indebtedness for services with VAT rate of 0%
Ref. No.	Month	Year	Total	Including VAT	Total	Including VAT
1	2	3	4	5	6	7

Total

Director	(Full name)

Chief accountant	(Full name)

Form 8

Record of money funds received on account of written-off debtor indebtedness

	Period of indebtedness write-off			Sum received on account of
Ref. No.	Month	Year	Name of counter party	indebtedness
1	2	3	4	5

Total

Director	(Full name)

Chief accountant	(Full name)

Form 9

Record of status of the indebtedness for services supplied by Rostelecom as of

	User information			Indebtedness information
	Name of user —	Legal address	TIN of
	legal entity/	of the legal entity/	the legal entity and	Sum of indebtedness				Services payment
	Full name of the	individual telephone	of the individual —	total,	including	Period of	Established date of	account details
Ref. No.	user- individual	installation address	individual entrepreneur	rubles	VAT, rubles	service rendering	services payment	number	date
1	2	3	4	5	6	7	8	9	10
	Total	X	X			X	X	X	X

Appendix No. 11

to Agreement No.

dated                     200

Form 1. Agreement on long-distance and international telecommunications.

A G R E E M E N T

on long-distance and international telecommunications

Date:                                                                                                                                                                                                                                                                                                                                                                    Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications (License for provision of long-distance and international telecommunications No. 29777 dated 11.12.2003

               ), represented by                                                      “                                                    ”, acting on behalf of and commissioned by OAO Rostelecom on the grounds of the agreement concluded between                                   , and OAO Rostelecom, No.                dated                hereinafter referred to as “Rostelecom”, represented by                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    , authorized to act by Power of Attorney dated                              No.                                 , on the one part, and                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                         , hereinafter referred to as the “User”, represented by                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  , authorized to act by                                                                               , on the other part, as follows:

1                         DEFINITIONS:

1.1                 “Agreement” shall mean this Agreement for long-distance and international telecommunications, with all Appendices and Additional Agreements hereto.

1.2                 “Billing period” means the calendar month starting immediately after the month when Telecommunication Services were rendered to Users.

1.3                 “Parties” shall mean Rostelecom and the User. Rostelecom and the User can be separately referred to as “Party”

1.4                 “Tariff” means the cost of Services rendered which is used for settlement between the parties.

1.5                 “Telecommunications” means long-distance and international Telecommunication Services rendered by Rostelecom to the User under the Contract using automatic service system or with the help of a telephonist.

1.6                 “User Equipment” shall mean user (terminal) equipment installed at:                                                                                                                     .

Type of User Equipment: telephone set, fax machine, data set (underscore whatever applicable).

User Equipment used individually or collectively (underscore whatever applicable).

Subscriber number (additional subscriber number):                                                                .

1.7                 “Agent” shall mean                                                                               .

1.8                 “Regulations” shall mean Local, Intrazonal, Long-Distance and International Telecommunication Services rendering Regulations, approved by Resolution of the Russian Government No. 310 dt.

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2                         SUBJECT MATTER OF THE AGREEMENT

Rostelecom herewith undertakes to render Telecommunications to the User, whereas the User undertakes to effect payments for such Telecommunications on the terms and conditions and in the manner herein stated.

3                         TELECOMMUNICATIONS RENDERING TERMS AND CONDITIONS

3.1                 On entering into this Agreement, the User shall be entitled to receive Telecommunication Services, whereas Rostelecom shall render such services to the User, provided this is technically practicable, and provided the User has access to long-distance and international telephone communication networks.

3.2                 To receive the Telecommunications via the automated service system, the User shall perform the following course of action: dial “8” from the User Equipment; dial Rostelecom’s telephone network selection code “55” in case of long-distance telephone call and “10” in case of international telephone call; dial called party’s numbering area code; dial called party’s subscriber number.

3.3                 To receive the Telecommunications via the operator, the User shall perform the following course of action: dial number whereby access is obtained to long-distance and international telecommunications provided by OAO Rostelecom via operator, i.e. “07” and/or another access number which the User can obtain via “09” inquiry service; order long-distance or international telephone call via the operator using instant or delayed ordering system, in accordance with the Regulations.

3.4                 The Telecommunications shall be deemed provided as from the moment when the telephone connection is established as the result of the course of action described under Paragraph 3.2. or Paragraph 3.3. above.

3.5                 The access to Telecommunication Services, rendered to the User from the User equipment, can be stopped at the initiative of Rostelecom in cases, covered by para. 7.2 of the Agreement.

3.6                 Where technical possibility for the rendering of the Telecommunication Services to the User is partially unavailable, Rostelecom may limit number of call orders and call duration or, where such technical possibility for the rendering of the Telecommunication Services is not available altogether, may deny rendering of the Telecommunication Services.

The User must be notified about the introduction of limitations at the moment of order taking or in the moment of  rendering of telecommunications by order service system.

In case of occurrence of long-term limitations of using telecommunications, Rostelecom must undertake measures in order to inform the User about it using mass media, inquiry services, placing notices in places of collective use of telecommunications etc.

3.7                 3.7. Given technical possibility and on condition that access to Telecommunications is available from User equipment, Rostelecom renders to the User a possibility to use Telecommunications 24 hours a day, if other is not indicated in Russian Federation law.

3.8                 The User which is an individual herewith agrees that effective from the moment of his/her entering into this Agreement, his/her personal details may be included in inquiry service databases and may be used for the provision of inquiry and other information services by Rostelecom or third parties.

4                         RESPONSIBILITIES OF THE PARTIES

4.1                 Rostelecom undertakes to:

Render Telecommunication Services to the User in accordance with the law of the Russian Federation, the Regulations, national standards, technical regulations and standards, the license, and this Agreement (and in particular to rectify, within prescribed time periods, any failures which are attributable to Rostelecom and which obstruct enjoyment of the Telecommunications by the User).

4.1.1                        To notify the User through mass media about changes in the conditions of service rendering, methods of payment for Telecommunications, Tariffs in no less than ten days before the date when these changes are introduced

4.1.2                        To fulfill other obligations of Rostelecom, covered by the law of Russian Federation and the Agreement.

4.2                 The User undertakes to:

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4.2.1                        Pay for the Telecommunication Services rendered to it within the time frames envisaged by, and subject to the terms and conditions of, this Agreement. (For Users which are local government-funded organizations: “The User shall only make use of the Telecommunications within the allocated government funding limit”).

4.2.2                        Perform other User’s obligations as provided for in the current law of the Russian Federation and this Agreement.

5                         RIGHTS OF THE PARTIES

5.1                 Rostelecom shall have the right to:

5.1.1                        Change, on a unilateral basis, the Tariffs, payment terms and conditions and time frames pursuant to Paragraph 4.1.2 above.

5.1.2                        Initiate temporary suspension of User’s access to the long-distance and international telecommunications in circumstances referred to in Paragraph 7.2. of this Contract

5.2                 The User shall have the right to:

5.2.1                        Raise objections against bills issued to it, in the manner described in Article 8 below.

5.2.2                        To refuse to pay for Telecommunications, that was rendered to the User without their concert. Telecommunications shall be deemed provided with User’s consent if the call is made from the User Equipment by means of the course of action referred to in Paragraphs 3.2. and 3.3. of this Agreement.

6                         PAYMENT PROCEDURE

6.1                 The User shall effect payments for the Telecommunications provided to it by Rostelecom hereunder exclusively to the bank account whereof details are stated in the Telecommunications bill. The User’s monetary obligations with respect to the Telecommunication Services provided to it shall terminate as from the moment when the funds are credited on the bank account specified in the bill issued to the User or else when cash is received at the Agent’s cash desk.

6.2                 The Telecommunications bills shall be issued by the Agent on behalf of Rostelecom. Each Telecommunications bill shall identify the amount stated therein as payment for the Telecommunication Services rendered by Rostelecom.

6.3                 Tariffs for international telecommunications are established and changed in  accordance with the current law of Russian Federation. The User shall be notified of any such Tariffs  being introduced, in the manner described in Paragraph 4.1.2. above.

6.4                 Tariffs for international telecommunications are established by Rostelecom and changes can be introduced to them at any time. The User shall be notified of any such Tariffs  being introduced, in the manner described in Paragraph 4.1.2. above.

6.5                 The long-distance or international call tariff unit shall be established by Rostelecom and shall be one minute. The records of duration of long-distance and international telecommunications are carried out in accordance with the tarification unit established by Rostelecom. The tarification unit can be changed by Rostelecom unilaterally at any time.

6.6                 The payment bill for Telecommunication Services in the month previous to the Billing period is made out to the User before the 12-th day of the Billing period and indicates the total amount for each type of Services, there amount and cost. The grounds for making out the bill to the User are the data, obtained with the help of the equipment, used for recording the amount of Telecommunications. Payments for the Telecommunications shall be effected on a monthly basis, within 15 days after the date of the bill for the Telecommunications provided in the month immediately preceding the Billing Period.

6.7                 The delivery of the bill for the telecommunications to the Users is performed by mail or courier at the option of Rostelecom.

6.8                 The User shall pay for the Telecommunications by a transfer of funds to the account specified in the Telecommunications bill, or in cash at any of the Agent’s payment collection offices. By the payment for the Services in cash, the monetary obligations of the User for the Services rendered are discharged from the moment of payment at the Agent’s collection office. Any cash payments may only be accepted from the User within limits established by the law for legal entities.

6.9                 The Agent shall inform the Users of its payment collection offices via mass media.

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7                         RESPONSIBILITIES OF THE PARTIES

7.1                 Rostelecom and the User bear responsibility for non-fulfillment or improper fulfillment of their responsibilities in the Agreement in accordance with the current law of Russian Federation, (including the Regulations) and the Agreement.

7.2                 In case of delay payment or other User violations of the requirements, established by the Russian Federation Law “On Telecommunications”, the Regulations and the Agreement, Rostelecom has a right to unilaterally initiate a stoppage of rendering access to Telecommunications for a period until a complete debt repayment, or, correspondingly, until a complete settlement of other violations, committed by the User.

7.3                 In case of a failure to pay, or incomplete or late payment for the Telecommunication Services, Rostelecom may enforce penalty against the User at 1% of the value of Telecommunication Services rendered in the month immediately preceding the Billing Period and which remain unpaid, or partially unpaid, or which were paid in an untimely manner, for each day of the delay until the date on which the outstanding debt is finally settled, but not more that the amount outstanding. The User shall pay such penalty to Rostelecom within 5 days after the claim for such penalty is made by Rostelecom.

8                         DISPUTE SETTLEMENT

8.1                 If any disputes and disagreements arise hereunder, they shall be settled in the manner described in this Section

8.2                 In case of non-fulfillment or improper fulfillment of obligations to render Telecommunication Services by Rostelecom the User before applying to court makes claims to Rostelecom. The claims of the User are made and looked into on conditions and in terms covered by the current law of Russian Federation. If a complaint lodged by the User is rejected in full or in part, or if no response is given to such a complaint within the time frames prescribed by the Russian law for the review of such a complaint, the User may initiate a court action at the Agent’s location.

8.3                 If the User is in full or partial default on its obligation to pay for the Telecommunication Services, the Agent may, on behalf of Rostelecom, initiate a court action against the User, selecting, at its sole discretion, either the User’s location or the location of Rostelecom (or of Rostelecom branch serving the zone where the User is resident (domiciled)), or the location of the Agent (or of Agent’s branch serving the zone where the User is resident (domiciled)), as the venue of such action.

9                         FORCE MAJEURE

9.1                 The Parties are released from responsibility for non-fulfillment or improper fulfillment of  their obligations on the Agreement, if they prove, that proper fulfillment was impossible due to force majeure, which means extreme, unforeseen and inevitable circumstances in given conditions. The presence of force majeure in this case prolongs the term of  fulfillment of  obligations by the Parties, proportionally to the period of its activity. If the influence of the force majeure circumstances lasts longer than six months, the Parties are obliged, upon proposal of one of the Parties, to coordinate the further actions and/or the possibility of denouncement of the Agreement.

9.2                 If  the non-fulfillment of terms of service rendering  was caused by circumstances of force majeure, the Parties must coordinate  a new term of Telecommunications rendering fulfillment.

10                  AMENDMENT AND TERMINATION PROVISIONS

10.1           This Agreement may be terminated prior to its stated expiration date in circumstances and in the manner provided for by the law of the Russian Federation.

10.2           In case of termination of the Agreement the Parties must conduct mutual exchanges on all obligations.

10.3           Any amendments to this Agreement shall be executed as supplementary agreements hereto which shall be prepared in two counterparts and shall be signed by the User (or its authorized representative) and Rostelecom (via its authorized representative).

11                  PERIOD OF VALIDITY  OF THE AGREEMENT

11.1           This Agreement shall take effect as from the date it is signed by Rostelecom and the User and shall be deemed effective for an unlimited period of time.

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12                  MISCELLANEOUS

12.1           Rostelecom and the User admit that the present agreement is obligatory for fulfillment for both Parties considering all conditions.

12.2           All legal relations of the Parties, arising in connection with rendering Telecommunication Services to the User by Rostelecom, which are not covered directly by the Agreement, are regulated by the Regulations and regulatory documents of RF

12.3           The User is informed about and agrees to the characteristics of rendered Telecommunications, concerning their quality, safety and limitations

12.4           The User is familiarized with the Regulations and undertakes the obligation to observe them.

12.5           This Agreement is prepared in two counterparts of equal legal effect, one counterpart for each Party.

12.6           As there exists an agreement between Rostelecom and the Agent whereby the Agent is authorized to bill the User for the Telecommunication Services provided, collect payments from the Users for the Telecommunication Services provided,  and to handle any complaints and court actions lodged by or against the User, the User herewith agrees, respectively, to accept Telecommunication Services bills issued by the Agent, effect payments for Telecommunication Services to the Agent, reconcile mutual accounts with the Agent and submit to the Agent, in the manner prescribed herein, any complaints lodged against Rostelecom in connection with Rostelecom’s failure to perform, or improper performance of, this Agreement.

13                  Agent’s address and banking details:

14                  Addresses and banking details of Parties

User: (as a minimum, specify the following: subscriber	Rostelecom:
information (full name, date and place of birth, details of
identifying document, - for individuals; official (trade) name — for legal entities);

Dated 200
Seal here

Dated 200
Seal here

15. Signatures of Parties

For the User:	For Rostelecom :
name	name

Dated 200	Dated 200
Seal here	Seal here

“

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2. Form of Public Offer

PUBLIC OFFER

On the conclusion of the long-distance and international telecommunications agreement

Rostelecom, Open Joint Stock Company for Long-Distance and International Telecommunication  (further — Rostelecom) acting on the grounds of long-distance and international telecommunications license No. 29777, issued on 11.12.2003, represented by the chief executive officer Yerokhin Dmitry Yevgenievich, acting on the grounds of Articles of incorporation will conclude the agreement about long-distance and international telecommunications on the below mentioned conditions with any person meeting the criterion embodied in para. 1.2 below.

1                      DEFINITIONS:

1.1                       “Agreement” means the agreement about long-distance and international telecommunications, concluded by Rostelecom and the User by means of acceptance of the present public offer, conducted by the User in accordance with Article 3 below, together with all the Appendices, Changes, Addenda and Additional agreements. Any reference in the offer to the Agreement (Article of the Agreement) and/or its conditions means a corresponding reference to the present public order (its Article) and/or its conditions.

1.2                       “User” means an individual or a legal entity that is a subscriber of the Local operator, who have affected acceptance in the order covered by Article 3, as a result of which the present Agreement is considered concluded by the give person and Rostelecom.

1.3                       “Billing period” means the calendar month starting immediately after the month when Telecommunication Services were rendered to Users.

1.4                       “Parties” means Rostelecom and the User. Rostelecom and the User can be separately referred to as “Party”

1.5                       “Tariff” is the Service unit cost used for settlement between parties hereto for Services.

1.6                       “Telecommunications” means long-distance and international Telecommunication Services rendered by Rostelecom to the User using automatic service system or with the help of a telephonist.

1.7                       “User equipment” means user (terminal) equipment, installed at the Users permanent place of residence (for individuals) or at the location of legal entity. The location of legal entity for the purposes of the present agreement means the legal address of the User and (or) other address at which the User effects their activity.

1.8                       “Agent” means a legal entity, which has a right to perform actions, connected with carrying out accounting with the User for Telecommunication Services rendered by Rostelecom, with handling of Users’ claims and actions on the grounds of the agreement, concluded with Rostelecom. The register of Agents, indicating the territories of their operation, and/or groups of Users served by the Agent is brought to the Users by Rostelecom through mass media and can be changed from time to time.

1.9                       “Local operator” means a legal entity, which has a license to render local telecommunications on the territory of Russian Federation or its part, which renders to the User access to Telecommunications, and whose telecommunication networks have an access to common use telecommunication networks.

1.10                 “Regulations” means the Regulations of rendering local, intrazonal, long-distance and international telecommunications, acting at the moment of effecting acceptance of the present public offer by the User.

2                      SUBJECT MATTER OF THE AGREEMENT

2.1                       Rostelecom undertakes to render telecommunications to the User, and the User - to pay for telecommunications in accordance with the terms worded in the present Agreement.

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3                      CONCLUDING THE AGREEMENT AND TERMS OF TELECOMMUNICATION SERVICES RENDERING

3.1                       An individual or a legal entity that is a User of the Local operator is considered to have concluded the Agreement with Rostelecom and to have agreed to all the conditions of the public offer (to have accepted it) in the following case:

3.1.1                        а) An individual or a legal entity Users of the Local operator performing the following factual successive actions: dialing “8” on the User equipment, dialing OAO Rostelecom (“55” in case of long-distance telephone call and “10” n case of international telephone call) telephone network choice code; dialing the code of the numbering area of the called party; dialing the called party number; or

b) An individual or a legal entity Users of the Local operator performing the following factual successive actions: dialing the  long-distance and international telecommunications access number, rendered by OAO Rostelecom with the help of a telephonist - “07” and/or other access number, the information about which can be obtained by the User through directory inquiry service “09”; ordering a long-distance or international telecommunications with the help of a telephonist through immediate or order service system, in accordance with the Regulations.

3.1.2                        Telecommunications setting as a result of performing actions, indicated in subparagraph a) or b) of para. 3.1.1 of the present Agreement.

3.2                       An individual or a legal entity, that are users of the Local operator, become Users from the moment when telecommunications indicated in para. 3.1.2  is set, acquiring all the rights and obligations of a User, which are covered by the Agreement.

3.3                       For obtaining Telecommunications through automatic service system, the User must perform the following actions, indicated in subparagraph a) para. 3.1.1 of the agreement. For obtaining Telecommunications with the help of a telephonist, the User must perform the following actions, indicated subparagraph b) para. 3.1.1. of the Agreement.

3.4                       Telecommunications is considered rendered from the moment when telecommunication is set as a result of performing actions by the User, indicated in para. a) or b) 3.1.1. of the present Agreement

3.5                       The access to Telecommunication Services, rendered to the User from the User equipment, can be stopped at the initiative of Rostelecom in cases, covered by para. 7.2 of the Agreement.

3.6                       When rendering Telecommunication Services to the user Rostelecom has a right to introduce limitations to the amount of conversation orders and the duration of conversations.

The User must be notified about the introduction of limitations at the moment of order taking or in the moment of  rendering of telecommunications by order service system.

In case of occurrence of long-term limitations of using telecommunications, Rostelecom must undertake measures in order to inform the User about it using mass media, inquiry services, placing notices in places of collective use of telecommunications etc.

3.7                       Given technical possibility and on condition that access to Telecommunications is available from User equipment, Rostelecom renders to the User a possibility to use Telecommunications 24 hours a day, if other is not indicated in Russian Federation law.

4                      RESPONSIBILITIES OF THE PARTIES

4.1                       Rostelecom undertakes the responsibility:

4.1.1                        To render Telecommunication Services to the User in accordance with the law of Russian Federation, the Regulations, national standards, technical norms and Regulations and the Agreement (in particular — to remove within the established time limit the defects which appeared due to the fault of Rostelecom and which prevent the User from using Telecommunications).

4.1.2                        To notify the User through mass media about changes in the conditions of service rendering, methods of payment for Telecommunications, Tariffs in no less than ten days before the date when these changes are introduced

4.1.3                        To fulfill other obligations of Rostelecom, covered by the law of Russian Federation and the Agreement.

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4.2                       The User undertakes the responsibility:

4.2.1                        To carry out the payment for rendered services on the conditions and by the deadlines covered by the Agreement. Users which are organizations financed from budget of corresponding level must use Telecommunications strictly within the established limit of budget financing of this User.

4.2.2                        To fulfill other obligations covered by the current law of Russian Federation and the Agreement.

5                      RIGHTS OF THE PARTIES

5.1                       Rostelecom has a right:

5.1.1                        To unilaterally introduce changes to Tariffs, conditions and terms of payment according to para. 4.1.2 of the Agreement.

5.1.2                        To initiate a temporary stoppage of access to long-distance and international telecommunications to the User in cases covered by para. of this Contract

5.2                       The User has a right:

5.2.1                        To make claims about the received bill in the order, covered by Article 8 of the Agreement.

5.2.2                        To refuse to pay for Telecommunications, that was rendered to the User without their concert.

6                      PAYMENT PROCEDURE

6.1                       Except for the cases of payment for Telecommunications at payment offices of the Agent or Rostelecom in the order covered by para. of the agreement, the User must pay for Telecommunication Services to them by Rostelecom strictly in accordance with banking details indicated in the payment bill. The Users money liability ceases at the moment of money passing to the bank account, indicated in the bill made out to the User.

6.2                       Payment bill is made out by Rostelecom or by the Agent, on behalf of Rostelecom. In Telecommunications payment bill made out by the Agent it must be indicated that the bill was made out for payment of Telecommunication Services, rendered by OAO Rostelecom.

6.3                       Tariffs for international telecommunications are established and changed in  accordance with the current law of Russian Federation.

6.4                       Tariffs for international telecommunications are established by Rostelecom and changes can be introduced to them at any time.

6.5                       The long-distance and international telecommunications tarification unit is established by Rostelecom and comprises one minute. The records of duration of long-distance and international telecommunications are carried out in accordance with the tarification unit established by Rostelecom. The tarification unit can be changed by Rostelecom unilaterally at any time.

6.6                       The payment bill for Telecommunication Services in the month previous to the Billing period is made out to the User before the 12-th day of the Billing period and indicates the total amount for each type of Services, there amount and cost. The grounds for making out the bill to the User are the data, obtained with the help of the equipment, used for recording the amount of Telecommunications. Telecommunications payment is conducted monthly, within 15 days from the moment of making out the payment bill for Telecommunication Services, rendered in the month previous to the Billing period.

6.7                       If Telecommunications payment bill is made out to the User by Rostelecom, the payment must be effected by the User to Rostelecom by cash available at its payment offices, or by means of transfer of money funds to the account, indicated in such Telecommunications payment bill. If Telecommunications payment bill is made out to the User by the Agent on behalf of Rostelecom, the payment must be effected by the User to the Agent by cash at its payment offices, or by means of transfer of money funds to the account, indicated in such Telecommunications payment bill. In cases of cash payment for Telecommunications the money liability of the User for Telecommunication Services rendered to them ceases at the moment of transferring monies to Agent’s payment offices, or Rostelecom payment offices, depending on which of them has made out the bill. Accounts with a legal entity User can made by cash strictly in the limits established by the law for legal entities to Rostelecom or Agent payment offices.

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6.8                       Information about the Rostelecom’s and Agent’s payment offices is brought to the Users by the Agent and/or Rostelecom via mass media.

7                      RESPONSIBILITIES OF THE PARTIES

7.1                       Rostelecom and the User bear responsibility for non-fulfillment or improper fulfillment of their responsibilities in the Agreement in accordance with the current law of Russian Federation, (including the Regulations) and the Agreement.

7.2                       In case of delay payment or other User violations of the requirements, established by the Russian Federation Law “On Telecommunications”, the Regulations and the Agreement, Rostelecom has a right to unilaterally initiate a stoppage of rendering access to Telecommunications for a period until a complete debt repayment, or, correspondingly, until a complete settlement of other violations, committed by the User.

7.3                       In case of failure to pay, incomplete or late payment for Telecommunications Rostelecom has a right to claim a penalty in the form of penalty of 1% of the cost of rendered in the month previous to the Billing period, but unpaid, incompletely paid or late paid Telecommunications for every day of payment delay up to the moment of indebtedness write-off, but not exceeding the sum, subject to payment. The user must pay such a penalty to Rostelecom within five (5) calendar days from the moment when the demand for payment is served on the User by Rostelecom.

8                      DISPUTE SETTLEMENT

8.1                       In case of appearance of disputes and disagreements on the Agreement, they are subject to regulation in the order covered by the present Article 8.

8.2                       In case of non-fulfillment or improper fulfillment of obligations to render Telecommunication Services by Rostelecom the User before applying to court makes claims to Rostelecom. The claims of the User are made and looked into on conditions and in terms covered by the current law of Russian Federation. If the User claim is completely or partially denied or if the answer to the claim made by the User is not received in terms estimated by the law of RF for its consideration, the individual User has a right to apply to court in accordance with the jurisdiction rules as established by the RF Law “On the Protection of Consumers’ Rights” dated 07.02.92 (No. 2300-1), whereas any corporate User has the right to taking a local legal action against the Agent, if the User pays for the Telecommunication Services with the aid of the Agent, which legal action may also be taken at the locality of Rostelecom (or an affiliate thereof covering the place residence/location of the User), if the User pays for the Telecommunication Services with the aid of Rostelecom.

8.3                       In case of non-fulfillment of service  payment obligations by the User, complete or partial, the Rostelecom, has a right to bring a suit against the User on its choice or  at the location of the User, or  at the location of  Rostelecom (or  Rostelecom branch office, in operation zone of which  the  User place of residence (place of registration) is located), or at the location of the Agent (or Agent branch  office, in operation zone of which the User place of  residence (place of registration) is located).

9                      FORCE MAJEURE

9.1                       The Parties are released from responsibility for non-fulfillment or improper fulfillment of  their obligations on the Agreement, if they prove, that proper fulfillment was impossible due to force majeure, which means extreme, unforeseen and inevitable circumstances in given conditions. The presence of force majeure in this case prolongs the term of  fulfillment of  obligations by the Parties, proportionally to the period of its activity. If the influence of the force majeure circumstances lasts longer than six months, the Parties are obliged, upon proposal of one of the Parties, to coordinate the further actions and/or the possibility of denouncement of the Agreement.

9.2                       If  the non-fulfillment of terms of service rendering  was caused by circumstances of force majeure, the Parties must coordinate  a new term of Telecommunications rendering fulfillment.

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10               ERMINATION OF THE AGREEMENT

10.1                 The Agreement may be terminated in cases and according to the procedure covered by the law of Russian Federation.

10.2                 In case of termination of the Agreement the Parties must conduct mutual exchanges on all obligations.

11               PERIOD OF VALIDITY  OF THE AGREEMENT

11.1                 The present Agreement comes into force  on the day when an individual or a legal entity, that is a user of  the Local operator has effected the acceptance of the present public offer, in the order, covered by Article 3, and is considered concluded for an indefinite period of time.

12               MISCELLANEOUS

12.1                 Rostelecom and the User admit that the present agreement is obligatory for fulfillment for both Parties considering all conditions.

12.2                 All legal relations of the Parties, arising in connection with rendering Telecommunication Services to the User by Rostelecom, which are not covered directly by the Agreement, are regulated by the Regulations and regulatory documents of RF

12.3                 The User is informed about and agrees to the characteristics of rendered Telecommunications, concerning their quality, safety and limitations

12.4                 The User is familiarized with the Regulations and undertakes the obligation to observe them.

12.5                 As soon as Rostelecom and the agent have concluded the agreement an the grounds of which the Agent has a right to perform actions of making out bills to the User, of receiving payment for rendered Telecommunications from the User, and handling Users’ claims and actions, the User agrees correspondingly to receive Telecommunications payment bills made out by the Agent, to conduct payments for Telecommunications to the Agent, to reconcile mutual settlements with the Agent, and, according to the procedure established by the Agreement, to address claims against Rostelecom to the Agent, caused by non-fulfillment or improper fulfillment of the Agreement by Rostelecom.

12.6                 In case if the permanent place of residence of an individual User, or the location of  a legal entity does not coincide with the territory of operation of  the Agent and/or  the  User does not belong to the category of users, served by the Agent, provisions of  the preset Agreement, concerning the Agent are not used on conditions of fulfillment of the Agreement by the Parties.

13               ddress and banking details of OAO Rostelecom

OAO Rostelecom

Legal address: 127091, Moscow, Delegatskaya st. 5

Acc.:

Corr. acc.: 30101810400000000609

BIC:                         049805609

TIN:                        7707049388

KPP:      143532001

OGRN:    1027700198767

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14               OAO Rostelecom Authorized Signatory

For Rostelecom :

D.Ye. Yerokhin
(full name)

(signature)

Date: 200

Seal here

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